UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Exact Sciences Corporation

(Name of Registrant as Specified In Its Charter)

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5505 Endeavor Lane
Madison, Wisconsin 53719
April 25, 2024
To our shareholders,
Teams across Exact Sciences continue to advance our mission to help eradicate cancer by preventing it, detecting it earlier, and guiding personalized treatment. We made tremendous progress last year during what proved to be another transformative year for the company. We tested a record 4.1M patients for cancer and rare diseases. We also significantly improved profitability, achieving $219M in adjusted EBITDA, while growing core revenue 24% to $2.5B in revenue. These results have accelerated Exact Sciences past escape velocity, and we are primed to magnify our impact in the global fight against cancer.

We ask ourselves three essential questions to inform our long-term strategy about the expansion of our offerings: Is it something that fuels our passion of defeating cancer? Can we be the best in the world at it? Does it drive our economic engine of growing our breadth of customers and profits per customer? We create patient and shareholder value when we can answer all three questions affirmatively.
Today, the best brands in cancer diagnostics—Cologuard® and Oncotype DX®—are fueling our success. Our competitively differentiated scientific, laboratory, commercial, and customer engagement platform supports those tests and gives us runway to grow rapidly and profitably for years to come. We look to extend our leadership position by bringing to life a suite of complementary cancer screening and precision oncology tests that reduce the suffering caused by cancer.
Your vote is important. On behalf of the Board, management, and our team, thank you for investing in Exact Sciences. Together, we have celebrated wins and embraced opportunities for growth. With your continued support, I am more confident than ever that we will reach new heights and continue to advance our mission.
Sincerely,
Kevin Conroy
Chairman, President, and Chief Executive Officer

5505 Endeavor Lane
Madison, Wisconsin 53719
NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2024
To the Shareholders of Exact Sciences Corporation:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting (the “Annual Meeting”) of Shareholders of Exact Sciences Corporation, a Delaware corporation (the “Company”, “Exact Sciences”, “we”, “our”, or “us”), will be held on Thursday, June 13, 2024, at 10:00 a.m., Central Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EXAS2024. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers” beginning on page 89.
The Annual Meeting is being held for the following purposes:
1.To elect the three nominees to our Board of Directors nominated by our Board of Directors to serve for a one-year term.
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.
3.To hold an advisory vote on executive compensation.
4.To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
We are pleased to utilize the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 25, 2024, we will mail to our shareholders of record as of April 15, 2024 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2023 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023.
By Order of our Board of Directors,
James Herriott
Senior Vice President, General Counsel,
and Secretary
Madison, Wisconsin
April 25, 2024
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 25, 2024.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:
This Proxy Statement and our 2023 Annual Report are available free of charge at www.proxyvote.com.

i	Exact Sciences 2024 Proxy Statement

2024 PROXY STATEMENT SUMMARY
This summary highlights the proposals to be acted upon, nominees for election as directors, as well as selected environmental, social, and governance information described in more detail in this Proxy Statement.
Annual Meeting of Shareholders

Date and Time:	June 13, 2024, at 10:00 a.m., Central Time
Location:	www.virtualshareholdermeeting.com/EXAS2024

The record date for the Annual Meeting is April 15, 2024. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting. Shareholders will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials on the proxy card, or on the instructions that accompanied their proxy materials.
Voting Matters
At or before the Annual Meeting, we ask that you vote on the following items:

Proposal		Recommendation of the Board
1.	Election of Directors	FOR EACH NOMINEE
2.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
3.	Non-Binding, Advisory Approval of Fiscal 2023 Compensation to Named Executive Officers	FOR
How to Vote
Our Board of Directors is requesting you to allow your common stock to be represented at the Annual Meeting by the proxies named on the proxy card.

Vote in Advance of the Meeting	Vote Online During the Meeting

Vote your shares at www.proxyvote.com. Have your Notice of Internet Availability or proxy card for the 16-digit control number needed to vote.	See page 91 - How can I attend and vote at the Annual Meeting? for details on voting your shares during the Annual Meeting through www.virtualshareholdermeeting.com/EXAS2024

Call toll-free number 1-800-690-6903

Sign, date, and return the enclosed proxy card or voting instruction form.

In connection with this request, on or about April 25, 2024, we expect to send to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our 2023 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”), and how to vote through the Internet or by telephone.
Shareholders of record may vote their shares prior to the Annual Meeting via the Internet, by telephone, or by mail. Beneficial owners of shares held in “street name” may vote by following the voting instructions provided to them by their bank or broker.

Exact Sciences 2024 Proxy Statement	1

2024 PROXY STATEMENT SUMMARY
Nominees for Election as Directors and Continuing Directors
Our Board of Directors recommends a vote FOR the election of each of the following nominees for director for a one-year term:

Name	Age	Director Since	Director Class	Primary Occupation	Committee Membership
					AFC	CGNC	HCC	ITPC
Nominees for Election as Directors
Michael Barber*	63	—	Class III	Former Chief Diversity Officer of General Electric Company and former President and CEO of GE Molecular Imaging and Computed Tomography
Paul Clancy*	62	2021	Class III	Former Executive Vice President and Chief Financial Officer of Alexion Pharmaceuticals, Inc.
Daniel Levangie*	73	2010	Class III	Former Chief Executive Officer and President of Cytyc Health Corporation; Currently Co-founder and Manager of ATON Partners and Chairman, President and Chief Executive Officer of CereVasc
Continuing Directors
Kevin Conroy	58	2009	Class I	President, Chief Executive Officer, and Chairman of the Board of Directors of Exact Sciences Corporation
Shacey Petrovic*	50	2020	Class I	Former President and Chief Executive Officer of Insulet Corporation
Katherine Zanotti*	69	2009	Class I	Former Chief Executive Officer of Arbonne International
D. Scott Coward	59	2022	Class II	Former Chief Legal Officer, Secretary, General Counsel, and Chief Administrative Officer of Exact Sciences Corporation
James Doyle*†	78	2014	Class II	Former Governor of Wisconsin; Currently Of Counsel at Foley & Lardner LLP and Partner of Doyle & Boyce Strategies
Kathleen Sebelius*	75	2019	Class II	Former Secretary of the Department of Health and Human Services and former Governor of Kansas; Currently Chief Executive Officer of Sebelius Resources LLC

*	Independent	Chair	Member	†	Lead Independent Director
AFC = Audit and Finance Committee; HCC = Human Capital Committee; CGNC = Corporate Governance and Nominating Committee; ITPC = Innovation, Technology & Pipeline Committee
Pierre Jacquet and Timothy Scannell are not standing for re-election at the Annual Meeting and Freda Lewis-Hall, whose term expires in 2026, intends to retire immediately following the Annual Meeting for personal reasons. Mr. Jacquet currently chairs the Innovation, Technology & Pipeline Committee. Dr. Lewis-Hall is currently a member of the Human Capital Committee and the Innovation, Technology & Pipeline Committee. Mr. Scannell is currently a member of the Audit and Finance Committee.
We expect that immediately following the Annual Meeting, Michael Barber will serve as chair of the Innovation, Technology & Pipeline Committee and as a member of the Audit and Finance Committee.

2	Exact Sciences 2024 Proxy Statement

2024 PROXY STATEMENT SUMMARY
Diverse Skill Sets and Experiences Among Our Continuing Directors and Director Candidates
Our Board strives to maintain a highly independent, balanced, and diverse group of directors that collectively possesses the expertise to ensure effective oversight of management. The following reflects the characteristics of our continuing directors and director nominees.

■	Independent	■	Women/Ethnically Diverse	■	≤ 60 years	■	< 5 years
■	Non-Independent	■	Men/White	■	61-69 years	■	5-10 years
				■	≥ 70 years	■	> 10 years

Qualifications and Experience	Barber	Conroy	Clancy	Coward	Doyle	Levangie	Petrovic	Sebelius	Zanotti
Diagnostics/Medical Device and Technology	●	●		●	●	●	●		●
Pipeline Development/Commercialization	●	●	●	●		●	●	●	●
Global Business Perspective	●	●	●	●		●	●	●	●
Corporate Governance and Sustainability	●	●		●			●	●	●
Medical Practice and Public Health								●
Executive Leadership	●	●	●	●	●	●	●	●	●
Finance, Corporate Strategy, and M&A	●	●	●	●		●	●		●
Talent Management	●	●	●	●	●	●	●		●
Science, Research, and Development	●	●		●		●	●		●
Government, Regulatory, and Compliance	●	●		●	●	●	●	●	●
Risk Management	●		●	●	●		●		●
Cybersecurity Oversight	●		●		●		●		●

Exact Sciences 2024 Proxy Statement	3

2024 PROXY STATEMENT SUMMARY
Governance Highlights

Strong Governance Practices

Regular executive sessions of non-management directors
Clawback provisions above and beyond the requirements set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)
Firm limits on board service at other public companies

Caps on performance-based cash and equity incentive compensation for our executive officers
Annual review and approval of executive compensation program
Significant portion of executive compensation is variable and at risk based on performance

Robust stock ownership guidelines for non-employee directors and executive officers
Anti-hedging, anti-short sale, and anti-pledging policies
Limited perquisites
No post-termination pension-type benefits or perquisites for our executive officers that are not generally available to our employees

Independent Oversight	Continuous Improvement	Shareholder Rights

Seven of nine directors are independent
Audit and finance, human capital, and corporate governance and nominating committees comprised entirely of independent directors
Lead Independent Director exercises decisive, energetic, and independent leadership
Diverse Board based on gender, ethnicity, experience, education, and talents

Annual Board and committee self-evaluations
Annual Board evaluation of CEO
Risk oversight by Board and committees
Robust director nominee selection process
Annual shareholder engagement efforts with director participation
Onboarding and continuing education opportunities for directors

Majority voting standard for directors in uncontested elections
Proxy Access by-law provisions
Annual “say-on-pay” advisory vote
Board declassification in process after Board-sponsored and shareholder-approved proposal

4	Exact Sciences 2024 Proxy Statement

2024 PROXY STATEMENT SUMMARY
Executive Compensation Highlights

Pay-for-Performance

Our executive compensation program supports long-term value creation. Approximately 93% of our CEO target compensation and approximately 84% of the target compensation for our other NEOs is variable and at risk, tied to our stock price performance, or subject to achievement of pre-set rigorous performance targets.

Our NEO compensation program reflects our focus on long-term shareholder value creation, including the following:
Ratio of target performance stock units (“PSUs”) for CEO long-term incentives (“LTI”) at 60%; average ratio of target PSUs for other non-CEO NEO LTI at 50% (up from 33%);
Use of a relative total shareholder return (“rTSR” or “relative TSR”) modifier for the PSUs granted in 2023, which may increase or decrease the earned payout by up to 50% to reinforce alignment with shareholders; and
A clawback policy that goes beyond the requirements set forth in the Dodd-Frank Act by allowing recoupment of incentive compensation in the event of misconduct that did not result in a financial restatement.

Our 2023 annual incentive plan paid out at 133% of target in alignment with our strong financial results. These payouts reflected strong financial performance and high customer satisfaction, determined by Customer Satisfaction Score (“CSAT”).

Environmental, Social, and Governance (ESG)

ESG Overview
The work we do every day is aimed at eliminating the suffering cancer causes to create a more enduring, cancer-free world for future generations. The success of Exact Sciences would reduce the economic and social burden of cancer care around the world. Exact Sciences publicly discloses information about our key sustainability programs and policies in our ESG report. In our ESG report, we mapped and linked our disclosures on a range of ESG topics to metrics outlined by voluntary disclosure frameworks such as the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD). Our ESG report is available at www.investor.exactsciences.com/investor-relations/corporate-governance. The information contained in our ESG report and on our website does not constitute a part of this proxy statement and is not incorporated by reference herein.

Exact Sciences 2024 Proxy Statement	5

2024 PROXY STATEMENT SUMMARY
Oversight of ESG by our Board of Directors and Committees
Our Board of Directors and its Committees provide oversight and regularly receives updates on policies and risks associated with ESG, including covering topics such as cyber security at least quarterly. Topics such as the following were reviewed by our Board and its Committees in the past year:

Executive compensation Culture, talent, and human capital, including diversity, equity, and inclusion (“DEI”) Environmental and social affairs	Legal and regulatory compliance Clinical research standards Shareholder feedback Risk management	Information and cyber security Product quality and safety Product development
ESG Highlights
We are committed to reducing the economic and social burdens associated with cancer care. To us, success includes reaching financial goals and creating positive change in the world around us. We embed sustainability and responsible practices into the actions we take to advance our mission.
In 2023, Exact Sciences partnered with a leading professional services firm to determine which non-financial issues are most material to key stakeholders. The assessment was conducted in accordance with globally recognized frameworks and standards, including SASB and TCFD, to ensure its completeness and alignment with best practices in sustainability reporting. The assessment showed that the issues that can have a significant impact on our business and are of greater importance to our stakeholders include: manufacturing safety & compliance, customer health & safety, talent attraction, engagement & retention, and compliance & anti-corruption. We are committed to reporting on these topics and continually enhancing our disclosures within our ESG report.

6	Exact Sciences 2024 Proxy Statement

2024 PROXY STATEMENT SUMMARY
Highlights from our 2022 ESG report include:

Environmental	Social	Governance
A more sustainable planet	Best team dedicated to fighting cancer	Robust ESG Oversight
Disclosed Scope 1, Scope 2, and Scope 3 emissions aligned with Greenhouse Gas Protocol, as well as total water usage, and total waste
Implemented new energy efficiency improvement project which reduced our annual electricity usage by 126,000 kWh and provided $18,000 per year in energy cost savings.
Recycled over 94% of plastic waste associated with our Cologuard sample collection and testing processes, equating to 2.5 million pounds of plastic waste diverted from landfill in 2022.

Employees reported that:
•Exact Sciences is a great place to work (80%)
•They are made to feel welcome when joining the company (95%)
•They are treated fairly regardless of their sexual orientation (95%)
•They are able to take time off when necessary (90%)
•They are proud to work here (89%)
Advanced DEI and health equity:
•Launched campaigns to improve access to cancer screenings among diverse populations
•54% workforce gender diversity
•Expanded employee DEI training
•Broadened talent pipeline and increased access to employment opportunities for diverse populations

Board of Directors provides oversight of ESG and sustainability is embedded in the activities of the following board committees, which comprise of all of our board committees:
•Human Capital
•Corporate Governance and Nominating
•Audit and Finance
•Innovation, Technology & Pipeline
Continued integration of ESG goals into incentive plans:
•Maintained established diversity metric
•Maintained mentorship metric

Exact Sciences 2024 Proxy Statement	7

PROPOSAL 1—ELECTION OF DIRECTORS

WHAT YOU ARE VOTING ON:
Shareholders are being asked to elect three Class III directors to our Board of Directors each to hold office until the 2025 annual meeting and until his or her respective successor is elected and qualified, or until his or her earlier death, resignation, or removal.

We are seeking the election of three members to our Board of Directors. Our Board of Directors currently consists of 11 members and is currently divided into three classes. Upon the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors has nominated and recommended Michael Barber, Paul Clancy, and Daniel Levangie for election to our Board of Directors for a one-year term as our Class III directors. Pierre Jacquet and Timothy Scannell are not standing for re-election at the Annual Meeting and Freda Lewis-Hall, whose term expires in 2026, intends to retire immediately following the Annual Meeting for personal reasons. Immediately following the conclusion of the Annual Meeting, the size of the Board of Directors will be reduced to nine members.
At our 2023 annual meeting of shareholders, our shareholders approved an amendment to the Company’s Certificate of Incorporation providing for the elimination of the classified board structure over a three-year period (the “Declassification Amendment”). Beginning with the Class III directors standing for election at the Annual Meeting, directors will be elected for a one-year term, subject to such director’s prior death, resignation, or removal. The approval of the Declassification Amendment by the shareholders did not shorten the terms for any previously elected directors. This means that directors who were elected prior to the Annual Meeting will continue to hold office until the end of the terms for which they were elected and until their successors are duly elected and qualified. Accordingly, directors elected at the 2022 and 2023 annual meetings will continue their terms until the 2025 and 2026 annual meetings, respectively. Going forward, all directors will be elected for one-year terms, and by the 2026 annual meeting, all directors will be elected on an annual basis. Accordingly, each nominee for director at the Annual Meeting, if elected, will serve for a one-year term, expiring at our 2025 annual meeting.
Shares represented by all proxies received by our Board of Directors and not marked with voting direction for any individual nominee will be voted FOR the election of each nominee. Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by our Board of Directors.
Our By-laws provide that, in an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the majority of the votes cast with respect to that director. This means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Our Board of Directors believes this majority vote standard appropriately gives shareholders a greater voice in the election of directors than the traditional plurality voting standard.
If an incumbent director does not receive a majority vote, our Corporate Governance Guidelines further provide that such director must tender his or her written resignation as a director to the Chairman of our Board of Directors for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider such tendered resignation and, within 45 days following the date of the shareholders’ meeting at which the election occurred, recommend to our Board of Directors action to be taken with respect to the tendered resignation, including whether to accept the tendered resignation. Our Board of Directors will, no later than 75 days following the date of the shareholders’ meeting at which the election occurred, take formal action upon such recommendation and promptly disclose its decision, together with an explanation of the process by which the decision was made and, if applicable, our Board of Directors’ reason or reasons for rejecting the tendered resignation, by filing a Form 8-K with the SEC.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES

8	Exact Sciences 2024 Proxy Statement

INFORMATION CONCERNING CONTINUING DIRECTORS AND NOMINEES FOR DIRECTOR
Evaluation of Director Candidates
Director candidates are considered based upon a variety of criteria, including:
•demonstrated business and professional skills and experiences relevant to our business and strategic direction;
•concern for long-term shareholder interests;
•personal integrity; and
•sound business judgment.
Our Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. When filling positions for Board membership, including through retained searches by third party search firms, we are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations, and backgrounds as well as diversity of race, ethnicity, gender, age, and culture. All director candidates must have time available to devote to the activities of our Board of Directors. Our Corporate Governance and Nominating Committee also considers the independence of director candidates, including the appearance of any conflict in serving as a director.
Below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led our Board of Directors to conclude that such director or nominee should serve on our Board of Directors.

Exact Sciences 2024 Proxy Statement	9

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR
Nominees for Director

DIRECTOR QUALIFICATIONS
Mr. Barber contributes over 40 years of experience serving in a series of executive roles with increasing scope of responsibilities in operations, human capital, engineering, and product management at General Electric Company (NYSE: GE). He is a well-respected innovator, inventor, and healthcare industry leader, with a proven global track record of launching transformational technologies and successfully delivering advanced products to market in the diagnostic imaging and point of care technology fields.
KEY SKILLS AND EXPERTISE
Global Business Perspective; Pipeline Development/Commercialization: Mr. Barber contributes significant global operational insights from his experience at pharmaceutical and other healthcare companies, where he has led product development for advanced healthcare technologies, positioning him with a unique understanding of product impact on a wide variety of healthcare focused stakeholders. While serving as CEO of GE’s Molecular Imaging and Computed Tomography business, he oversaw the launch of a revolutionary CT portfolio, game-changing, deep learning-based image reconstruction and patient positioning technology, as well as the world’s first digital PET scanner, transforming GE’s position in the cancer, oncology, and cardiac care markets globally.
Talent Management; Corporate Governance and Sustainability: Acquired in his most recent role as Chief Diversity Officer for GE, where he was responsible for leading the approximately 179,000 employee company’s inclusion and diversity strategy to drive sustainable change with an added focus on enhancing employee engagement, leadership accountability, building an inclusive culture and reinvigorating inclusion and diversity learning and mentoring. He also brings valuable insight from his experience overseeing human capital management efforts, including a deep understanding of human resources, labor relations and sustainability matters.
Executive Leadership: Obtained from Mr. Barber’s numerous executive leadership positions throughout his career at GE. While serving as CEO of GE’s Molecular Imaging and Computed Tomography business, he was responsible for driving growth and innovation to meet customer and business needs for multiple product lines. His executive responsibilities have also included oversight of complex operational execution of healthcare company manufacturing processes.
CAREER HIGHLIGHTS
General Electric (NYSE: GE) – multinational provider of energy solutions, jet engines and healthcare technologies
•Chief Diversity Officer (2020-2022)
•President and Chief Executive Officer, GE Molecular Imaging and Computed Tomography (2016-2020)
•Chief Engineer, GE Healthcare and Chief Operating Officer, GE Healthcare Systems (2013-2015)
•Vice President and General Manager, Molecular Imaging, GE Healthcare (2011-2012)
•Vice President, Healthymagination Strategy (2009-2011)
•Vice President of Technology, GE Healthcare (2007-2008)
•Vice President of Engineering, Diagnostic Imaging (2005-2006)
•Several additional roles (1982-2005)
EDUCATION
•B.S., Engineering, Milwaukee School of Engineering
•Honorary Doctorate, Engineering, Milwaukee School of Engineering

Michael Barber
(NOMINEE)
AGE: 63 INDEPENDENT DIRECTOR (CLASS III) SINCE: N/A

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS Catalent, Inc. (NYSE: CTLT) (since 2021)

10	Exact Sciences 2024 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Mr. Clancy contributes over 30 years of experience in financial management and strategic business planning, as well as extensive financial leadership in the biopharmaceutical and biotechnology industries. His broad experience in strategic planning, financial management, capital allocation, mergers and acquisitions, business development and investor relations allow him to contribute insights to the Board’s oversight of value-creation initiatives.
KEY SKILLS AND EXPERTISE
Finance, Corporate Strategy and M&A: Acquired from his extensive financial and executive leadership experience at large, public companies with complex operations, including his former roles as the Chief Financial Officer of Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) and Biogen Inc. (Nasdaq: BIIB). During his tenure at Biogen, he oversaw the company’s rapid growth and shareholder value creation that ranked at the top decile of S&P 500 companies, driven by its expanded product lines and pipeline through organic growth opportunities and M&A. Mr. Clancy was recognized in the top three biotech CFOs in the Institutional Investor annual survey in all years from 2011-2020.
Risk Management: As a board director at three other public life sciences companies, Mr. Clancy brings a deep understanding of the evolving risks associated with the industry. Additionally, he brings significant risk management expertise to the Board from his over 30-year career in financial management. His responsibilities have included leading the treasury, tax, investor relations and business planning groups of several multinational large companies.
Diagnostics/Medical Device and Technology: Obtained through his service at executive level positions at large biopharmaceutical and biotechnology companies, where he was responsible for aligning the company’s financial management with strategic business planning.
CAREER HIGHLIGHTS
Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) – biopharmaceutical company
•Executive Vice President and Senior Adviser (2019-2020)
•Executive Vice President and Chief Financial Officer (2017-2019)
Biogen, Inc. (Nasdaq: BIIB) – biotechnology company
•Executive Vice President, Finance and Chief Financial Officer (2007-2017)
•Senior Vice President, Finance (2006-2007)
•Various other leadership roles, including Vice President, U.S. Marketing and Vice President of Portfolio Management (2001-2006)
PepsiCo, Inc. (Nasdaq: PEP) – multinational food, snack and beverage company
•Vice President and General Manager, Great West business unit (1997-2000)
•Various other leadership positions (1987-1996)
EDUCATION
•B.S., Finance, Babson College
•M.B.A., Columbia University

Paul Clancy

AGE: 62 INDEPENDENT DIRECTOR (CLASS III) SINCE: 2021 COMMITTEES Audit and Finance (Chair) Corporate Governance and Nominating

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS Xilio Therapeutics (Nasdaq: XLO) (since 2020) Incyte Corporation (Nasdaq: INCY) (since 2015) Agios Pharmaceuticals (Nasdaq: AGIO) (2013-2023)

Exact Sciences 2024 Proxy Statement	11

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Mr. Levangie contributes his extensive expertise in all stages of product pipeline development acquired through his executive leadership roles overseeing commercialization, sales and marketing, operations and talent management throughout different product’s life cycles. He has a proven track record of successfully operating and leading companies in in the in vitro diagnostics and medical devices fields, with extensive product development and commercialization expertise.
KEY SKILLS AND EXPERTISE
Pipeline Development/Commercialization; Talent Management: Developed extensive expertise through his over a 40-year career in the in vitro diagnostics and medical device industry, successfully overseeing complex diagnostic testing processes at the early stage of the pipeline development.
Diagnostics/Medical Device and Technology: Acquired a deep knowledge of the healthcare industry, particularly in diagnostics and screening, from his experience overseeing a number of impactful, innovative diagnostic products in the oncology and diabetes markets while serving in senior executive roles with oversight responsibilities for driving growth initiatives and product integrations with other pharmaceutical products.
Executive Leadership: Obtained significant executive leadership from numerous roles leading medical device and in vitro diagnostics companies, including as Chief Executive Officer of CereVasc, Dune Medical Devices and Keystone Dental, further enhanced by public company board experience.
CAREER HIGHLIGHTS
CereVasc, LLC – early-stage medical device company
•Chairman, Founder, President and Chief Executive Officer (since 2018)
ATON Partners – private management advisory and investment firm focused on healthcare companies and technologies
•Founder and Managing Partner (2013-2018)
Insulet Corporation (Nasdaq: PODD) – innovative medical device company
•President, Insulet Drug Delivery (2013-2017)
Dune Medical Devices, Inc. – medical device company focused on specialized diagnostic and therapeutic applications
•Chief Executive Officer (2011-2013)
Constitution Medical Investors, Inc (acquired by Roche in 2013) – private investment and product development firm
•Co-Founder and Managing Partner (2008-2013)
Keystone Dental – dental implant and manufacturing company
•Chief Executive Officer (2009-2011)
Cytyc Corporation (acquired by Hologic, Inc. in 2007) – in vitro diagnostics and medical device company focused on women’s health
•Executive Vice President and Chief Operating Officer (2002-2007)
•Various other leadership positions (1992-2007])
Abbott Laboratories (Nasdaq: ABT) – a diversified healthcare company
•Various sales, marketing and management positions (1975-1992)
EDUCATION
•B.S., Pharmacy, Northeastern University

Daniel Levangie

AGE: 73 INDEPENDENT DIRECTOR (CLASS III) SINCE: 2010 COMMITTEES Audit and Finance Human Capital

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS Renalytix, plc (Nasdaq: RNLX) (since 2021) Insulet Corporation (Nasdaq: PODD) (2011-2016) Hologic, Inc. (Nasdaq: HOLX) (2007-2009)

12	Exact Sciences 2024 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR
Other Members of Our Board of Directors

DIRECTOR QUALIFICATIONS
Mr. Coward contributes to the board decades of legal experience working with large corporations and emerging growth healthcare companies, where he has gained extensive legal and healthcare industry expertise. His previous role leading our legal department uniquely positions him with critical knowledge to advise on complex nuances that may impact our strategy and rapidly evolving business.
KEY SKILLS AND EXPERTISE
Diagnostics/Medical Device and Technology; Executive Leadership: Obtained significant operational and executive leadership experience from his multiple roles overseeing and advising the legal teams at a number of large public and early-stage growth companies. His strategic counsel included issues related to real estate, corporate affairs, governmental affairs, clinical and regulatory matters.
Corporate Governance and Sustainability; Finance, Corporate Strategy, and M&A: Contributes a deep understanding of our business, gained during his time as our Chief Legal Officer, General Counsel, and Chief Administrative Officer, including experience analyzing and navigating legal, regulatory, compliance, corporate governance and sustainability issues, particularly as they affect the company’s corporate strategy and M&A.
Pipeline Development/Commercialization, Global Business Perspective: Acquired expertise navigating the global, public company regulatory and legal landscape in the healthcare industry from his long career advising life sciences companies, including as a Managing Partner of the Raleigh, North Carolina office of K&L Gates LLP and as Associate General Counsel of GE Medical Systems. His pharmaceutical and biotechnology company counsel has spanned multiple pipeline development stages in areas including R&D, complex licensing, healthcare data and intellectual property.
CAREER HIGHLIGHTS
College of Charleston – public university
•Adjunct professor of business law (since 2023)
Exact Sciences (Nasdaq: EXAS)
•Chief Legal Officer (January - December 2022)
•Executive Vice President, Chief Administrative Officer (2018-2021)
•Executive Vice President, General Counsel (2015-2022)
K&L Gates LLP – global law firm
•Managing Partner of Raleigh, NC office (2004-2014)
Blue Rhino Corporation – leading supplier of consumer propane-related products
•General Counsel (2003-2004)
GE Medical Systems – a business of General Electric Company (NYSE: GE), medical electronic equipment manufacturer
•Associate General Counsel (2002-2003)
Smith Anderson Blount Dorsett Mitchell & Jernigan LLP – business and litigation law firm
•Partner (1991-2002)
EDUCATION
•B.S., Business Administration, University of North Carolina at Chapel Hill
•J.D., Columbia Law School

D. Scott Coward

AGE: 59 NON-INDEPENDENT DIRECTOR (CLASS II) SINCE: 2022 COMMITTEES Innovation, Technology and Pipeline

Exact Sciences 2024 Proxy Statement	13

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Mr. Doyle contributes extensive leadership experience from his career serving in various government leadership roles, including his two terms serving as the 44th Governor of the state of Wisconsin. He is a seasoned and skilled lawyer with expertise guiding both private and public companies as they operate through complex legal challenges and highly regulated industries.
KEY SKILLS AND EXPERTISE
Government, Regulatory, and Compliance: Mr. Doyle contributes significant government, regulatory and compliance experience from his decades serving in various elected official positions, including as Governor of Wisconsin, where he worked closely with policy makers and gained insights into policy and regulatory issues impacting the healthcare industry. He has experience working closely with the White House, high-ranking Administration officials and other governors, has led multiple coordinated multi-state legislative efforts and has argued three cases before the U.S. Supreme Court.
Medical Practice and Public Health; Risk Management: Acquired throughout his career providing strategic legal counsel in the healthcare industry, including his oversight work of a major Medicare program and initiatives to expand healthcare coverage for state residents and advising clients on compliance with the evolving legal and regulatory frameworks governing the healthcare industry. He contributes to the Board strong analytical skills to evaluate the legal and regulatory risks affecting our business and strategy.
Executive Leadership; Talent Management: Obtained proven executive leadership, managerial and talent management skills from his time serving as an elected state official and law firm partner.
CAREER HIGHLIGHTS
Foley and Lardner LLP – international law firm
•Of Counsel (since 2011)
Doyle & Boyce Strategies – national foundations consultant
•Partner (since 2011)
State of Wisconsin, U.S.
•44th State Governor (2003-2011)
•Attorney General (1991-2003)
•District Attorney, Dane County (1977-1982)
EDUCATION
•B.A.,University of Wisconsin-Madison
•J.D., Harvard Law School

James Doyle

AGE: 78 INDEPENDENT DIRECTOR (CLASS II) SINCE: 2014 COMMITTEES Human Capital Corporate Governance and Nominating

14	Exact Sciences 2024 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Ms. Sebelius is one of America’s leading experts on national and global health issues, human services and executive leadership and contributes decades of public and private company health policy insights to the Board. She brings a proven track record of delivering strategic advice to companies, investors and non-profit organizations, and is a distinguished government official with robust knowledge of the healthcare industry.
KEY SKILLS AND EXPERTISE
Medical Practice and Public Health: Obtained medical practice and public health experience from time spent overseeing federal and state health medical programs and agencies while serving as the U.S. Secretary of Health and Human Services, including her critical contributions to the approval and implementation of the Affordable Care Act.
Executive Leadership; Talent Management: Brings extensive leadership track record in the healthcare reimbursement industry and talent development experience in the public sector, including serving as the former Governor of Kansas. During her time as the U.S. Secretary of Health and Human Services, she was responsible for managing 11 operating agencies, 90,000 employees across 50 countries and a $1.0 trillion budget.
Government, Regulatory, and Compliance: Through her service in a number of elected public official leadership positions has developed a significant understanding of government policy and familiarity with healthcare and government processes, which allows Ms. Sebelius to contribute invaluable insights into relevant regulatory processes and policies that may impact our company as it relates to our compliance, growth strategy and evolving risks.
CAREER HIGHLIGHTS
Sebelius Resources LLC – strategic consultant firm
•Chief Executive Officer (since 2014)
President Barack Obama’s Cabinet
•U.S. Secretary of Health and Human Services (2009-2014)
State of Kansas
•Governor (2003-2009)
•Insurance Commissioner (two terms, 1995-2003)
•Kansas Legislature (four terms, 1987-1995)
Kansas Trial Lawyers Association – non-profit bar organization for lawyers in Kansas
•Executive Director and Chief Lobbyist (1977-1986)
EDUCATION
•B.A., Trinity Washington University
•M.P.A., University of Kansas

Kathleen Sebelius

AGE: 75 INDEPENDENT DIRECTOR (CLASS II) SINCE: 2019 COMMITTEES Corporate Governance and Nominating Innovation, Technology and Pipeline

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS Humacyte, Inc. (Nasdaq: HUMA) (since 2015) Myovant Sciences Ltd (NYSE: MYOV) (2016-2021) Demira, Inc. (Nasdaq: DERM) (2015-2020)

Exact Sciences 2024 Proxy Statement	15

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Mr. Conroy has served as our Chief Executive Officer since 2009, and as Chairman of our Board of Directors since 2014. He has been responsible for transforming the organization into one of the world’s premier cancer diagnostics companies and contributes his extensive business knowledge, legal and executive leadership experience and strategic counsel to the Board. His familiarity with the biotechnology industry follows an over 20-year career in the healthcare and health technology space.
KEY SKILLS AND EXPERTISE
Executive Leadership; Finance, Corporate Strategy, and M&A: Obtained from his tenure as Chief Executive Officer of two major public diagnostics companies, Exact Sciences (Nasdaq: EXAS) and Third Wave Technologies (Nasdaq: TWTI). As our Chief Executive Officer, he has created shareholder value through innovative new technologies and key acquisitions, including Genomic Health and Thrive Earlier Detection, and positioned the Company as a global leader in cancer screening and diagnostics.
Diagnostics/Medical Device and Technology; Science, Research, and Development: Acquired significant experience overseeing the development, regulatory approval, and commercialization of diagnostic tests and building a high performing team culture within our Company. While Chief Executive Officer of Exact Sciences, he spearheaded collaborative research efforts to identify highly discriminant cancer biomarkers, leading to the development of Cologuard®, a proprietary multi-marker test for the early detection of colorectal cancer.
Pipeline Development/Commercialization; Global Business Perspective: In his current role as Chief Executive Officer, he has led the Company through the regulatory approval and commercialization of Cologuard® - the first cancer diagnostic test to receive simultaneous FDA approval and national Medicare coverage. Separately, while serving as Chief Executive Officer of Third Wave Technologies, he was responsible for the successful development oversight of Cervista, a cervical cancer screening test. His insight and global perspective into the development, regulatory approval and commercialization processes of diagnostic tests provides valuable insight to the Board in shaping our business strategy.
CAREER HIGHLIGHTS
Exact Sciences (Nasdaq: EXAS)
•President, Chairman and Chief Executive Officer (since 2009, Chairman since 2014)
Third Wave Technologies, (Nasdaq: TWTI) (acquired by Hologic, Inc. in 2008) – molecular diagnostics business
•President and Chief Executive Officer (2005-2008)
•General Counsel (2004-2005)
GE Healthcare – healthcare technology arm of General Electric (NYSE: GE)
•Intellectual Property Counsel (2002-2004)
EDUCATION
•B.S., Electrical Engineering, Michigan State University
•J.D., University of Michigan

Kevin Conroy

AGE: 58 NON-INDEPENDENT DIRECTOR (CLASS I) SINCE: 2009 COMMITTEES None

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS
Align Technology, Inc. (Nasdaq: ALGN) (since 2023)
Adaptive Biotechnologies Corporation (Nasdaq: ADPT) (2019-2023)
Epizyme, Inc. (Nasdaq: EPZM) (2017-2022)
CM Life Sciences II Inc. (Nasdaq: CMIIU) (2021)
SomaLogic, Inc. (Nasdaq: SLGC) (2021)
Arya Sciences Acquisition Corp. (Nasdaq: ARYA) (2018-2020)

16	Exact Sciences 2024 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Ms. Petrovic contributes decades of experience as an executive in the medical device industry, where she is well-known as a visionary and inspiring leader who has dedicated her career to improving care for patients, while bringing tremendous value to the clinical community. She contributes extensive industry leadership experience and first-hand oversight of the successful launch of impact-focused technologies and medical devices, which have positively impacted business growth.
KEY SKILLS AND EXPERTISE
Executive Leadership; Pipeline Development/Commercialization: During Ms. Petrovic’s tenure as Chief Executive Officer of Insulet Corporation (Nasdaq: PODD), she spearheaded a period of strong financial growth as the company shifted to pharmacy and launched its flagship innovation, the Omnipod 5. She also contributes deep sales and marketing experience to the Board from her previous role as Chief Executive Officer at Clinical Innovations and several leadership positions at Hologic (Nasdaq: HOLX).
Diagnostics/Medical Device and Technology; Government, Regulatory, and Compliance: Obtained from her career of developing deep relationships within the healthcare industry, particularly within diagnostics and screening, which has been critical in her oversight of the full commercialization lifespan of medical device products, including the critical regulatory approval stage.
Talent Management; Finance, Corporate Strategy, and M&A: Acquired valuable talent acquisition and management experience from her numerous leadership positions of increasing responsibility at both Insulet Corporation and Hologic. While serving as Chief Executive Officer of Insulet Corporation, her responsibilities included active ultimate oversight of the finance and corporate strategy functions, which resulted in the company’s growth from $2 billion to over $20 billion in market capitalization.
CAREER HIGHLIGHTS
Insulet Corporation, (Nasdaq: PODD) – innovative medical device company
•Board Member and Advisor (2018-2024)
•President and Chief Executive Officer (2019-2022)
•President and Chief Operating Officer (2016-2018)
•President, Insulet Diabetes Products (2016)
•Chief Commercial Officer (2015-2016)
Clinical Innovations, LLC – developer and manufacturer of medical devices and diagnostics for women’s health
•President and Chief Executive Officer (2013-2015)
Hologic, Inc, (Nasdaq: HOLX) – medical technology company
•Vice President and General Manager, GYN Surgical Products (2012-2013)
•Vice President, Global Surgical Marketing (2010-2012)
•Business Director (2008-2010)
Cytyc Corporation (acquired by Hologic, Inc. in 2007) – biotechnology company focused on women’s health
•Various leadership roles, including in sales (2000-2007)
EDUCATION
•B.S., Biology, University of Wisconsin-Milwaukee

Shacey Petrovic

AGE: 50 INDEPENDENT DIRECTOR (CLASS I) SINCE: 2020 COMMITTEES Corporate Governance and Nominating (Chair)

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS Ambu A/S (Nasdaq Nordic: AMBU B) (since 2022) Insulet Corporation (Nasdaq: PODD) (2018-2024)

Exact Sciences 2024 Proxy Statement	17

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Ms. Zanotti contributes over four decades of health and personal care industry expertise, including executive and senior leadership experience. She contributes an impressive track record of successfully executing on international omni-channel growth initiatives, with valuable insights on go-to-market and customer engagement strategies that have reached millions of global customers.
KEY SKILLS AND EXPERTISE
Executive Leadership; Finance, Corporate Strategy, and M&A: Obtained from her various executive and senior level leadership experiences, including multiple public company board directorships. In her most recent role as Chief Executive Officer of Arbonne International, she was responsible for successfully fortifying the company’s financial standing and reputation as a premium international skin care and wellness enterprise. She has also overseen three public company sale transactions to strategic acquirers throughout her career.
Pipeline Development/Commercialization: Acquired over four-decade career in health and personal care industry where she led global commercialization of multiple consumer products at Procter & Gamble (NYSE: PG), McDonald's Corporation (NYSE: MCD), and Arbonne International; led global pipeline development of pharmaceutical products for P&G, and then commercialized in North American market. All leadership positions led to significant business growth and profitability.
Talent Management; Corporate Governance and Sustainability: Developed from her time serving on six public company boards, where she has contributed her expertise in compensation and talent acquisition and development. Her former directorships include companies focused on creating cleaner, more efficient and safer consumer and medical technology products that have helped transform the health and wellness industry.
CAREER HIGHLIGHTS
Arbonne International (acquired by Groupe Rocher in 2018) – botanically based skin care, cosmetic and nutrition company
•Chief Executive Officer (2009-2018)
McDonald’s Corporation, (NYSE: MCD) – global fast-food chain
•Senior Vice President, Marketing (2002-2006)
Procter & Gamble, (NYSE: PG) – manufacturer and marketer of consumer goods
•Vice President and General Manager, North American Pharmaceutical and Corporate Women’s Health (1997-2002)
•Various other leadership roles (1979-1997)
EDUCATION
•B.A., Economics/Studio Fine Arts, Georgetown University
•M.B.A., Finance and Marketing, Xavier University

Katherine Zanotti

AGE: 69 INDEPENDENT DIRECTOR (CLASS I) SINCE: 2009 COMMITTEES Human Capital (Chair)

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS
Diversey Holdings, Ltd. (Nasdaq: DSEQ) (2022-2023)
Cutera, Inc. (Nasdaq: CUTR) (2019-2022)
Hill-Rom Holdings, Inc. (NYSE: HRC) (2009-2013)
Mentor Corporation (NYSE: MNT) (2007-2009)
Alberto Culver Company (NYSE: ACV) (2006-2009)
Third Wave Technologies, Inc. (Nasdaq: TWTI) (2006-2008)

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INFORMATION CONCERNING EXECUTIVE OFFICERS
Below is background information relating to our executive officers. Kevin Conroy is discussed above under “Information Concerning Directors and Nominees for Director”.

Brian Baranick

Brian Baranick, age 46, has served as General Manager, Precision Oncology since July 2022, and served as Senior Vice President, Strategy and Business Development from February 2021 to July 2022, and Vice President, Corporate Strategy from August 2020 to February 2021. Prior to joining Exact Sciences, Mr. Baranick was with L.E.K. Consulting, LLC, where Mr. Baranick was a Partner and Managing Director focused on growing the diagnostics and life science tools segment of L.E.K.’s healthcare vertical from 2007 to July 2020. Mr. Baranick holds a Ph.D. in Molecular Biology from the University of California Los Angeles.

Position: Executive Vice President and General Manager, Precision Oncology

Aaron Bloomer

Aaron Bloomer, age 38, has served as Executive Vice President, Finance since April 15, 2024, and will succeed Jeffrey Elliott as our Chief Financial Officer following a 30-day transition period. Prior to joining Exact Sciences, Mr. Bloomer previously served as the Vice President, Corporate Financial Planning, Reporting, and Analytics for Baxter International Inc. (NYSE: BAX), where he led Baxter International’s global financial planning and reporting function. Prior to joining Baxter International in August 2021, Mr. Bloomer held a series of increasingly senior roles with 3M Company (NYSE: MMM) from June 2008 to August 2021, including Senior Vice President, Corporate Financial Planning, Reporting and Analytics of 3M, Vice President and CFO of 3M’s Greater China area, Global Director and Division CFO for 3M’s Display Materials Division, and Global Senior Finance Manager and Division CFO of 3M’s Consumer Health Care Division. Mr. Bloomer earned a bachelor’s degree in business administration from the University of Wisconsin-Eau Claire and an M.B.A. from the University of Minnesota.

Position: Executive Vice President, Finance

Sarah Condella

Sarah Condella, age 43, has served as our Executive Vice President, Human Resources since January 2021, and previously served in increasing roles of responsibility, including as Senior Vice President, Human Resources; Vice President; Senior Director; and Director, since joining Exact Sciences in 2012. Prior to joining Exact Sciences, Ms. Condella served as a Human Resources Manager at GE Healthcare and as a Manager and Project Director at the University of Wisconsin Survey Center. Ms. Condella currently serves on the board of the Madison Children’s Museum. Ms. Condella earned a bachelor’s degree and an M.B.A. from the University of Wisconsin-Madison.

Position: Executive Vice President, Human Resources

Exact Sciences 2024 Proxy Statement	19

INFORMATION CONCERNING EXECUTIVE OFFICERS

Everett Cunningham

Everett Cunningham, age 57, has served as our Chief Commercial Officer since 2021. Prior to joining Exact Sciences, Mr. Cunningham served as President & Chief Executive Officer of GE Healthcare’s U.S. & Canada region from July 2019 to October 2021. Before joining GE, Mr. Cunningham served as the Senior Vice President, Commercial at Quest Diagnostics, where he was responsible for global sales, marketing, and commercial operations from October 2012 to July 2019. Mr. Cunningham also served in numerous senior leadership roles at Pfizer, including Regional President, Established Products for Asia Pacific, Senior Director of Worldwide Learning and Development, Senior Director of Business Operations, Vice President Sales for U.S. Pharmaceuticals, and Vice President of Global Corporate Human Resources. Mr. Cunningham earned a bachelor’s degree in economics from Northwestern University.

Position: Executive Vice President and Chief Commercial Officer

Jeffrey Elliott

Jeffrey Elliott, age 46, has served as our Chief Financial Officer since November 2016. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as the Company’s Vice President, Business Development and Strategy, from June 2016 to November 2016. Prior to joining the Company, from 2007 to 2016, Mr. Elliott was with Robert W. Baird & Co., where from June 2012 to June 2016, he was a senior research analyst covering diagnostics and life science tools companies. Earlier in his career, Mr. Elliott worked in a supply chain role for Walgreens and as a consultant at Cap Gemini Ernst & Young. Mr. Elliott earned a bachelor’s degree in business administration from the University of Illinois at Urbana-Champaign and an M.B.A. from the University of Chicago Booth School of Business. Mr. Elliott is a CFA charterholder.

Position: Executive Vice President, Chief Financial Officer

James Herriott

James Herriott, age 44, has served as our Senior Vice President, General Counsel since January 2022 and as our Secretary since December 2022. Mr. Herriott previously served as our Deputy General Counsel from February 2020 until January 2022 and Senior Counsel from August 2018 to February 2020. Mr. Herriott joined us from the global law firm K&L Gates LLP, where he practiced corporate and securities law. Prior to his tenure at K&L Gates, Mr. Herriott practiced corporate and securities law at Paul Hastings LLP. Mr. Herriott earned a bachelor’s degree in economics from Duke University and a Juris Doctorate from Vanderbilt University Law School.

Position: Senior Vice President, General Counsel

20	Exact Sciences 2024 Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS

Jacob Orville

Jacob Orville, age 50, has served as our General Manager, Screening since July 2022, as General Manager, Pipeline from November 2019 to July 2022, and as Senior Vice President, Pipeline from February 2019 to November 2019. Mr. Orville previously served as General Manager, Cardiometabolic & Endocrinology Franchise at Quest Diagnostics, Inc. from November 2017 to February 2018. Mr. Orville co-founded Cleveland HeartLab, Inc. in December 2008 and served as its Chief Executive Officer from December 2008 to November 2017, when it was acquired by Quest Diagnostics. Earlier in his career, Mr. Orville served in leadership and operational roles at NextGen Sciences, Inc. and Third Wave Technologies, Inc. Mr. Orville earned a bachelor’s degree from University of Massachusetts-Amherst and an M.B.A. from the University of Wisconsin-Madison.

Position: Executive Vice President and General Manager, Screening

Exact Sciences 2024 Proxy Statement	21

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS, AND NON-EMPLOYEE DIRECTOR COMPENSATION
Board Independence
Our Board of Directors has determined that Michael Barber, Paul Clancy, James Doyle, Pierre Jacquet, Daniel Levangie, Freda Lewis-Hall, Shacey Petrovic, Timothy Scannell, Kathleen Sebelius, and Katherine Zanotti are each independent within the meaning of the director independence standards of The Nasdaq Stock Market (“Nasdaq”). Furthermore, our Board of Directors has determined that all of the members of our Audit and Finance Committee, Human Capital Committee, and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of Nasdaq and the rules of the SEC applicable to each such committee.
Our Board of Directors has determined that Kevin Conroy and D. Scott Coward are not independent within the meaning of director independence standards of Nasdaq.
Executive Sessions of Independent Directors
Executive sessions of our independent directors are generally scheduled following each regularly scheduled meeting of our Board of Directors. Executive sessions are led by James Doyle, our Lead Independent Director, who actively solicits other independent directors for agenda items in advance of such meetings. The independent directors utilize the executive sessions to discuss, among other items, corporate strategy and planning, including succession planning for our executive officers.
Board Qualifications
Our Corporate Governance and Nominating Committee is responsible for identifying the desired qualifications, skills, and characteristics of our Board of Directors, considering the needs of the business and the current composition of our Board.
Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term shareholder interests, personal integrity, and sound business judgment. Our Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. When filling positions for Board membership, including through retained searches by third party search firms, we are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations, and backgrounds as well as diversity of race, ethnicity, gender, age, and culture. All director candidates must have time available to devote to the activities of our Board of Directors. Our Corporate Governance and Nominating Committee also considers the independence of director candidates, including the appearance of any conflict in serving as a director.
Director candidates who do not meet all of these criteria may still be considered for nomination to our Board of Directors if our Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our shareholders.
Board Leadership Structure
Currently, Mr. Conroy serves as both the Chairman of our Board of Directors (the “Chairman”) and the Chief Executive Officer (“CEO”) of the Company and Mr. Doyle serves as the Company’s Lead Independent Director. Our By-laws permit the positions of CEO and Chairman to be held by the same person, and our Board of Directors believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and CEO based on our circumstances. While our Board of Directors does not have a formal policy regarding the separation of the roles of Chairman and CEO, our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of senior management, a highly engaged Board of Directors, and the right balance between (i) effective independent oversight of the Company’s business, (ii) our Board of Directors’ activities, and (iii) consistent corporate leadership. On at least

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
an annual basis, our Corporate Governance and Nominating Committee reviews our corporate leadership structure. As part of its most recent such assessment, the Corporate Governance and Nominating Committee gave thorough consideration to a number of factors, including, but not limited to, the pros and cons of alternative leadership structures given the Company’s current operating and governance environment, investor feedback, and the dynamics of our Board of Directors.
Based upon these considerations and the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors determined to maintain our Board of Directors’ current leadership structure with Mr. Conroy serving as both the Chairman of our Board of Directors and the CEO of the Company. Our Board of Directors based this determination on (1) Mr. Conroy’s extensive experience in and knowledge of the Company, the molecular diagnostics industry, and the regulatory environment; (2) the highly effective bridge Mr. Conroy’s service provides between our Board of Directors and the Company’s management; (3) Mr. Conroy’s continued leadership and vision necessary to lead our Board of Directors and the Company through its challenging industry and macroeconomic environments; (4) Mr. Conroy’s investor-focused perspective; and (5) the effective independent leadership provided on our Board of Directors by our Lead Independent Director, other independent directors, and our standing committees, which are comprised almost entirely of independent directors.
Pursuant to our Corporate Governance Guidelines, at any time that the Company does not have an independent chairman of our Board of Directors, our Board of Directors appoints an independent director to serve as Lead Independent Director. The Lead Independent Director is elected to serve a one-year term commencing upon the adjournment of the annual meeting of shareholders until the adjournment of the following year’s annual meeting of shareholders, subject to such individual’s earlier death, resignation, or removal or replacement by the Board. Our Corporate Governance Guidelines empower our Lead Independent Director with well-defined duties that are further summarized below. In addition, our Board of Directors—which currently is comprised of 82% independent directors—exercises a strong, independent oversight function which enhances the accountability of the senior management team to our Board of Directors and provides for robust and impartial leadership and a unified voice that is accountable to our shareholders. This oversight function is enhanced by the fact that our Audit and Finance, Human Capital, and Corporate Governance and Nominating Committees are comprised entirely of independent directors. Further, our Board of Directors meetings include regular executive sessions of the independent directors and an annual evaluation of our CEO’s performance against pre-determined goals. Our Board of Directors can and will change its leadership structure if our Board of Directors determines that doing so is in the best interest of our Company and shareholders.

Lead Independent Director Duties

•Counsel the CEO on issues of interest and/or concern to the independent directors
•Coordinate, develop the agenda for, and chair executive sessions of the Board's independent directors
•Act as principal liaison between the independent directors and the CEO on sensitive issues
•Lead the annual CEO review process and meet with the CEO to discuss such evaluation
•Review recommendations for retention of consultants who report directly to our Board of Directors
•Provide our Board of Directors’ Chair with input as to the preparation of the agenda for Board of Directors meetings
•Advise our Board of Directors’ Chair as to the quantity, quality, and timeliness of the flow of information from management to the independent directors

Corporate Governance Guidelines
Our Board of Directors has approved, upon the recommendation of the Corporate Governance and Nominating Committee, a set of Corporate Governance Guidelines under which our Board of Directors and its committees operate. Our Corporate Governance Guidelines assist our Board of Directors and its committees in the exercise of their responsibilities and establish a common set of expectations and guidelines in order to provide a strong and robust governance framework for the Company. Among other topics, our Corporate Governance Guidelines address the following matters:

Exact Sciences 2024 Proxy Statement	23

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
•Board evaluation: Our Board of Directors annually conducts a confidential performance evaluation to determine whether it and its committees are functioning effectively. As part of this evaluation, each director completes a written self-assessment questionnaire with a variety of questions designed to gather suggestions for improving the effectiveness of the Board of Directors and its committees and to solicit feedback on a range of issues, including Board composition, Board dynamics, the Board’s relationship with senior management, Board agendas and meetings, Board processes, and Board committees.
•Limitation on other board service: Carrying out the duties and fulfilling the responsibilities as a member of our Board of Directors requires a significant commitment of an individual’s time and attention. Accordingly, the Company’s Corporate Governance Guidelines provide (1) no director who serves as the chief executive officer of, or occupies an equivalent position at, any public company (including the Company) should serve on the boards of directors of more than two public companies (including the Company), (2) no other director should serve on the boards of directors of more than four public companies (including the Company), and (3) no member of the Audit and Finance Committee should serve simultaneously on the audit committees of more than three public companies (including the Company), in each case unless the Board determines that such service would not impair the ability of such director to effectively serve on the Board or the Audit and Finance Committee, as applicable. Directors must notify the Chair of the Corporate Governance and Nominating Committee in connection with accepting a seat on the board of directors of another business corporation so that the potential for conflicts or other factors compromising the director’s ability to perform his or her duties may be fully assessed.
•Board and committee meeting attendance: Each member of the Board is expected to make reasonable efforts to attend regularly scheduled meetings of the Board and to participate in telephone conference meetings or other special meetings of the Board. Attendance and participation at meetings are important components of the directors’ duties and, as such, attendance rates are taken into account by the Corporate Governance and Nominating Committee in connection with assessments of director candidates for re-nomination as directors.
•Director orientation and continuing education: Our Corporate Governance and Nominating Committee has developed an orientation program designed to familiarize new directors with our business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes, and our Code of Business Conduct and Ethics. In addition, our Board committees monitor the continuing education needs of their members and recommend action to the Board where appropriate. Further, our executive officers are responsible for periodically providing materials or briefing sessions for continuing directors to assist them in discharging their duties.
•Director access to management and advisors: Directors have complete access to senior members of our management. Our Board of Directors and each of its committees are authorized to request that any Company officer or employee, outside legal counsel, independent auditor, or other professional retained by the Company to render advice to the Company, attend any meeting of the Board or such committee or otherwise meet with members of or advisors to the Board of Directors. Our Board of Directors and each of its committees are authorized to engage legal, accounting, or other advisors to provide it with advice and information in connection with carrying out its or their responsibilities.
Management Succession Planning
Our Board of Directors recognizes that one of its most important duties is to ensure continuity in the Company’s senior leadership positions by overseeing the development of executive talent and planning for the succession of our senior management, including our Chief Executive Officer.
Our Corporate Governance and Nominating Committee and Human Capital Committee review and oversee the development and implementation of senior management succession plans. These committees periodically report to our Board of Directors on (i) such management succession plans, including recommendations and evaluations of potential successors to the Chief Executive Officer and other members of senior management and (ii) any development plans for then-current members of senior management.
Shareholder Engagement
We believe effective corporate governance requires regular, constructive, and thoughtful engagement with our shareholders on a number of topics, including operating performance, corporate governance, long-term strategy, executive compensation, corporate social responsibility, and governance-related issues. Our Board of Directors, CEO

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
and senior management team play a central role in our shareholder engagement strategy, and we regularly engage shareholders throughout the year and consider their input. In addition, our Human Capital Committee is charged with monitoring and evaluating the Company’s engagement with shareholders to solicit feedback on the Company’s compensation philosophy, structure, programs, practices, and policies.
We solicit ongoing feedback from major shareholders and strive for continued and robust shareholder engagement throughout the year. Our Board of Directors welcomes feedback on its corporate governance and executive compensation practices and policies and believes that continued engagement with shareholders will further align the long-term interests of our Board of Directors, the Company, its management, and its shareholders. Following our annual meeting of shareholders in 2023, we offered our top 30 shareholders, collectively holding approximately 63% of our outstanding shares, an opportunity to engage with management and our Board of Directors. We met with shareholders representing approximately 26% of our outstanding shares. The meetings focused primarily on our governance practices and approach to culture, talent, and human capital.
As set forth in our Corporate Governance Guidelines, a copy of which is available at www.exactsciences.com, security holders who wish to communicate directly with our Board of Directors, the independent directors of our Board of Directors or any individual member of our Board of Directors may do so by sending such communication by certified mail addressed to the Chairman of our Board of Directors, as a representative of the entire Board of Directors, the Lead Independent Director, as a representative of the independent directors of our Board of Directors, or to the individual director or directors, in each case, c/o Secretary, Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.
Policies Regarding Director Nominations
Our Board of Directors has adopted a policy concerning director nominations, a copy of which is available at www.exactsciences.com. Below is a summary of certain provisions of this policy.
Process for Identifying and Evaluating Director Nominees
Our Board of Directors is responsible for selecting nominees for election to our Board of Directors by our shareholders. Our Board of Directors delegates the selection process to our Corporate Governance and Nominating Committee, with the expectation that other members of our Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, our Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by other directors or shareholders, or through such other methods as our Corporate Governance and Nominating Committee deems appropriate. When filling positions for membership on our Board of Directors, including through retained searches by third-party search firms, we are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations, and backgrounds, as well as diversity of race, ethnicity, gender, age, and culture. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. Once candidates have been identified, our Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by our Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that our Corporate Governance and Nominating Committee deems to be helpful in the evaluation process.
Our Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, our Corporate Governance and Nominating Committee recommends candidates for our Board of Directors’ approval as nominees for election to our Board of Directors. Our Corporate Governance and Nominating Committee also recommends candidates for our Board of Directors’ appointments to the standing committees of our Board of Directors.
Procedures for Recommendation of Director Nominees by Shareholders
The policy of our Corporate Governance and Nominating Committee is to consider properly submitted shareholder recommendations for director candidates. To submit a recommendation to our Corporate Governance and Nominating

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Committee for director nominee candidates, a shareholder must make such recommendation in writing and include, among other matters:
•the name and address of the shareholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;
•the class and number of shares of our equity that are owned beneficially and held of record by such shareholder and such beneficial owner including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;
•a description of the material terms of any agreements, arrangements, or understandings (whether or not in writing) entered into between such shareholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing of, or voting of any shares of any class of our equity;
•the following information regarding the director nominee:
•the name, age, business address, and residence address of such person;
•the principal occupation or employment of such person; and
•the class and number of shares of our equity that are, directly or indirectly, owned beneficially or held of record by such person or any of its affiliates or associates including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;
•certain representations and agreements of such director nominee as set forth in detail in our By-laws;
•why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;
•how the recommended candidate meets applicable independence requirements established by the SEC and Nasdaq;
•a representation that the shareholder giving the notice of recommendation intends to appear in person or by proxy at the applicable meeting of shareholders to nominate the persons named in its notice of recommendation; and
•all other information relating to the recommended candidate and the recommending shareholder that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or our By-laws, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by our Board of Directors and elected.
Recommendations must be sent to the Chair of our Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to shareholders in connection with the preceding year’s annual meeting of shareholders; provided, however, that with respect to a special meeting of shareholders called by us for the purpose of electing directors to our Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to our Corporate Governance and Nominating Committee. Once our Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to our Board of Directors.
Proxy Access Shareholder Nominations to our Board of Directors
Under our By-laws, eligible shareholders may also nominate persons for our Board of Directors for inclusion in our Proxy Statement. This is commonly known as “proxy access.” A shareholder, or a group of up to 20 shareholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two directors or 20% of our Board (rounded down to the nearest whole number), subject to certain limitations and provided that the shareholders and the nominees satisfy the requirements specified in our By-laws.

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Policy Governing Director Attendance at Annual Meetings of Shareholders
The Board of Directors has a policy of encouraging all directors and director nominees to attend all annual shareholder meetings. All members of our Board of Directors then serving on the Board of Directors were present at the 2023 annual meeting of shareholders.
Code of Business Conduct and Ethics
We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers, and employees. The Code of Ethics is designed to deter wrongdoing and promote:
•honest and ethical conduct of everyone associated with the Company, including the ethical handling of actual or apparent conflicts of interest;
•full, fair, accurate, timely, and understandable disclosure in reports and documents that we submit to the SEC and in our other public communications;
•compliance with applicable governmental laws, rules, and regulations;
•the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics;
•accountability for adherence to the Code of Ethics; and
•safe, healthful, and sustainable working conditions, operations, and products.
The Code of Ethics provides for anonymous reporting of violations via reporting mechanisms approved by our Audit and Finance Committee. A current copy of the Code of Ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.
Additional Governance Matters—Corporate Sustainability and Human Capital
Corporate sustainability is consistent with our mission to empower patients with the most effective methods of cancer detection and treatment guidance to help eradicate the disease and save lives. We believe that to serve patients well, it is important to also act responsibly in our relationships with our employees, our communities, and the environment. We are committed to: (1) investing in our people; (2) conducting our business with the highest professional and ethical standards; (3) quality and the continuing effectiveness of our quality management system; (4) making it easy and affordable to complete our tests; and (5) working safely and being environmentally responsible. You can find more details about our environmental, social, and governance efforts in our 2022 ESG report, which was published in the Environmental, Social, and Governance (ESG) section of our Investor Relations website in May 2023. Our 2023 ESG report is expected to be published in the Environmental, Social, and Governance (ESG) section of our Investor Relations website in May 2024.
Diversity, Equity, and Inclusion (DEI)
We believe diversity in thought, experience, perspective, and background within our team is necessary to support our core value of innovation. We are firmly committed to providing equal opportunity in all aspects of employment and will not discriminate in any employment decision because of a person’s race, color, sex, religion, national origin, age, disability, sexual orientation, gender identity, genetic information, veteran status, or any other basis prohibited by applicable law.
Our talent strategy and inclusion team, led by our EVP, Human Resources, is responsible for developing and implementing our inclusion and diversity programs. The Human Capital Committee of our Board of Directors oversees and monitors our policies and strategies relating to culture, talent, and human capital management, including DEI.

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Compensation and Benefits
We are committed to providing a market-competitive total rewards program that inspires ownership in our success and meets the needs of our diverse, global workforce. Our total rewards program includes competitive compensation,comprehensive benefits, work-life initiatives, and employee recognition programs.
Training and Development
We invest significant resources to develop the talent needed to achieve long-term success. We implemented a comprehensive employee training program through platforms such as our Learning Universe and LinkedIn Learning, that includes all full-time, part-time, and temporary employees. The training offerings range from general topics, such as decision-making and active listening, to role-specific topics to help employees be successful. Senior leadership, in conjunction with human resources, is responsible for ensuring that all staff, including contractors and consultants, have the appropriate education, training, competency, and credentials. We create opportunities for personal and professional growth and career mobility for all employees.
Climate Initiatives and Environmental Impact
We are committed to operating in a manner that respects and protects human health and the environment. We recognize the science supporting the need to address climate change and understand all companies must play a greater role in creating a better, more sustainable planet. Our Environmental Policy is embedded in our Code of Business Conduct and Ethics and applies to all our global locations.
We have dedicated environmental resources that work closely with all business units and functions to establish and implement environmental programs and policies. We require all operations to maintain compliance with national, regional, and local regulations relating to the environment, such as those affecting air emissions, water purity, and waste disposal. To decrease our impact on the environment, we have made investments in energy efficiency,recycling, and water conservation programs. Many of these investments and associated improvements have been recognized externally as best-in-class achievements.
Our Board of Directors and its Committees
Board of Directors
Our By-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of our Board of Directors and that our Board of Directors has the authority to increase the number of directors, fill any vacancies on our Board of Directors and to decrease the number of directors to eliminate any vacancies. Pierre Jacquet and Timothy Scannell will not stand for re-election at the Annual Meeting and Freda Lewis-Hall, whose term expires in 2026, has decided to retire from the Board of Directors for personal reasons. Each of Mr. Jacquet, Mr. Scannell, and Dr. Lewis-Hall’s service on the Board of Directors will end at the conclusion of the Annual Meeting. Michael Barber was nominated by the Board of Directors as a Class III director to fill one of the two vacancies resulting from Mr. Jacquet and Mr. Scannell not standing for re-election. Immediately after the Annual Meeting, the Board of Directors will reduce the size of the Board of Directors from 11 to nine members.
Our Board of Directors is currently classified into three separate classes (Classes I, II, and III), with each class of directors nominated for election each year to serve a one-year term. At our 2023 annual meeting, the Company’s shareholders approved the Declassification Amendment, which provided for the elimination of the classified board structure over a three-year period. As a result of the approval of the Declassification Amendment, our classified board structure is being phased out, and the annual election of the entire Board of Directors is being phased in over a three-year period concluding at the 2026 annual meeting of shareholders.
Our Board of Directors met eight times during the year ended December 31, 2023. All directors attended at least 75% of the aggregate of all meetings of our Board of Directors and all committees of our Board of Directors on which he or she served during 2023.

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Committees
Our Board of Directors has the following standing committees: Audit and Finance; Corporate Governance and Nominating; Human Capital; and Innovation, Technology & Pipeline. Our Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by our Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.
The following table sets forth the current members of each standing committee of our Board:

NAME	AUDIT AND FINANCE	CORPORATE GOVERNANCE AND NOMINATING	HUMAN CAPITAL	INNOVATION, TECHNOLOGY & PIPELINE
Paul Clancy
D. Scott Coward
James Doyle
Pierre Jacquet
Daniel Levangie
Freda Lewis-Hall
Shacey Petrovic
Timothy Scannell
Kathleen Sebelius
Katherine Zanotti

Chair	Member

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The following summarizes the current membership of each committee, as well as the primary roles and responsibilities of each committee and the number of times each committee met in 2023.

Audit and Finance Committee	Number of Meetings in 2023: 6
Members	Among other things, our Audit and Finance Committee:
•Paul Clancy (Chair) •Daniel Levangie •Timothy Scannell
•Maintains accountability for assisting our Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information
•Reviews, monitors, and reports to our Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting
•Selects, evaluates, and replaces the independent auditor and serves as ultimate authority to which independent auditors are accountable
•Oversees the Company’s internal audit department, including the appointment, replacement, or dismissal of the director of internal audit and the internal audit department’s activities, including all issued internal audit reports, major findings, and updates on remediation of past findings
•In consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto
•Advises and consults with management concerning plans and objectives for the Company’s capitalization, including the structure and amount of debt and equity required to meet the Company’s financing needs
•Regularly discusses with management, Company legal counsel, and the internal audit department the Company’s major risk exposures, including cyber security, their potential financial impact on the Company, and the steps taken to monitor and control those risks, and reviews with management annually a summary of legal and regulatory compliance matters and risk management activities
•Provides the Audit and Finance Committee report for inclusion in our proxy statement for our annual meeting of shareholders
•Recommends, establishes, and monitors procedures for the receipt, retention, and treatment of complaints relating to accounting, internal accounting controls, or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters

Our Board of Directors has determined that each member of our Audit and Finance Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. Our Board of Directors has also determined that each member of our Audit and Finance Committee qualifies as an “audit committee financial expert” under the rules of the SEC.

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Corporate Governance and Nominating Committee	Number of Meetings in 2023: 3
Members	Among other things, our Corporate Governance and Nominating Committee:
•Shacey Petrovic (Chair) •Paul Clancy •James Doyle •Kathleen Sebelius
•Recommends to our Board of Directors persons to serve as members of our Board of Directors and as members of and chairs for the committees of our Board of Directors
•Considers the recommendations of candidates to serve as directors submitted from our shareholders
•Assists our Board of Directors in evaluating the performance of our Board of Directors and our committees of our Board of Directors
•Advises our Board of Directors regarding the appropriate board leadership structure for the Company
•Reviews and makes recommendations to our Board of Directors on corporate governance matters
•Reviews the Company’s principles, programs, and practices on sustainability topics, including environmental and social affairs
•Reviews the size and composition of our Board of Directors and recommends to our Board of Directors any changes it deems advisable

Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC.

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Human Capital Committee	Number of Meetings in 2023: 5
Members	Among other things, our Human Capital Committee:
•Katherine Zanotti (Chair) •James Doyle •Daniel Levangie •Dr. Freda Lewis-Hall
•Discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers
•Evaluates and recommends to our Board of Directors appropriate compensation for the Company’s independent directors
•Oversees the Company’s procedures for consideration and determination of executive and director compensation
•Reviews and approves all executive compensation
•Administers and implements the Company’s incentive compensation plans and equity-based plans
•Reviews, monitors, and oversees the Company’s employee benefit plans
•Reviews and approves any Company compensation clawback or recoupment policies
•Oversees succession planning for executive management and reviews the performance, potential, development, and retention of current and future executive management and the organizational capability to meet short- and long-term strategic objectives
•Reviews and recommends the Compensation Discussion & Analysis for inclusion in our proxy statement for our annual meeting of shareholders
•Oversees and monitors the Company’s policies and strategies relating to culture, talent, and human capital management, including DEI, and periodically assesses the alignment of such programs with our ESG strategy and practices
•Provides our Human Capital Committee Report for inclusion in our proxy statement for our annual meeting of shareholders

Each member of our Human Capital Committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has determined that each member of our Human Capital Committee is also an independent director within the meaning of Nasdaq’s director independence standards and applicable SEC rules.

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Innovation, Technology and Pipeline Committee	Number of Meetings in 2023: 3
Members	Among other things, our Innovation, Technology and Pipeline Committee:
•Pierre Jacquet (Chair) •Dr. Freda Lewis-Hall •Kathleen Sebelius •D. Scott Coward
•Interacts with management and external advisors to develop insights and recommendations regarding the Company’s approach to pipeline development and technical and commercial innovation, including:
•Maintaining alignment between strategic commercial objectives, the Company’s product development pipeline, and new technology innovations consistent with the Company’s strategic direction
•Assisting management in identification, evaluation, and oversight of appropriate pipeline, technology, and product development investments
•Working with management to prioritize medical and clinical technology needs that can effectively be addressed by the Company
•Developing measurement and tracking methods for significant pipeline, product development, and other innovation projects
•Developing, overseeing, and reviewing key product development and other technical personnel
•Establishing practices and procedures to ensure that the Company’s existing and new product technologies are developed and commercialized according to proper safety, health, and regulatory compliance principles
•Assessing new and existing intellectual property assets and risks
•Supports the recruitment and development of, and interaction with, the Company’s scientific advisory board
•Provides an early assessment of, and acts as a sounding board to management with regard to, merger and acquisition opportunities that would expand the Company’s pipeline or product/service offerings
•Provides feedback and input regarding the Company’s development of innovative new business models, strategies, and tactics

Human Capital Committee Interlocks and Insider Participation
James Doyle, Daniel Levangie, Freda Lewis-Hall, and Katherine Zanotti served on our Human Capital Committee in 2023. None of the directors who served on our Human Capital Committee in 2023 has ever served as one of our employees or officers. During 2023, none of our executive officers served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Human Capital Committee.
Certain Relationships and Related Transactions
Other than compensation agreements and other arrangements which are described in “Compensation And Other Information Concerning Named Executive Officers” beginning on page 43, in 2023 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock, or any member of their immediate family had, or will have, a direct or indirect material interest.
Our Board of Directors has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval, or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that our Audit and Finance Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or

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disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of our Audit and Finance Committee is not feasible, our Audit and Finance Committee shall consider the related person transaction and, if our Audit and Finance Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, our Audit and Finance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Role of our Board of Directors in Risk Oversight
Our Board of Directors administers its risk oversight function directly and through our Audit and Finance Committee and our Human Capital Committee.
Our Audit and Finance Committee reviews and evaluates the processes utilized by management to identify and assess the material internal and external risks that may affect the Company’s business, including without limitation, operational, product quality and safety, legal and regulatory compliance, litigation, and information security. Our Audit and Finance Committee regularly discusses with management, Company legal counsel, and the internal audit department the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks and reviews with management annually a summary of legal and regulatory compliance matters and risk management activities, including an insurance review, a review of management’s precautionary plans for disaster protection, and a review of the Company’s policies and procedures with respect to cybersecurity threats and related issues. Additionally, our Audit and Finance Committee oversees the process by which our Board of Directors is informed regarding the risks facing the Company and coordinates with the Company’s legal counsel to ensure our Board of Directors receives regular risk assessment updates from management. Our Audit and Finance Committee also reviews regulatory investigations (including findings thereof) as well as any alleged significant violations of laws, regulations, or Company policies, including the Company’s Code of Ethics and the Company’s Code of Conduct on Interaction with Health Care Professionals, and reports such findings to our Board of Directors as needed.
Our Human Capital Committee, together with management, has reviewed the Company’s compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Cybersecurity and Data Protection Risk Management

Protecting the privacy of our patients’ and employees’ information and the security of our systems and networks has long been, and will continue to be, a priority for Exact Sciences and our Board of Directors. We have technical, administrative, and physical safeguards in place to help protect against unauthorized access to, use or disclosure of patient and employee information and data we collect and store. In addition, our comprehensive information security program includes, among other aspects, vulnerability management, antivirus and malware protection, file integrity monitoring, encryption, and access control. Our Chief Information Security Officer (“CISO”) is responsible for identifying, assessing and managing the Company’s risks from cyber security threats.
Consistent with our Board of Directors’ risk management and oversight structure, our Audit and Finance Committee has primary responsibility for overseeing our risk management practices, programs, policies, and procedures related to data privacy, data protection, and cybersecurity. The Audit and Finance Committee reviews and evaluates the processes utilized by management to identify and assess the material internal and external risks that may affect the Company’s business. Our Audit and Finance Committee regularly discusses with management, Company legal counsel, and the internal audit department the Company’s major risk exposures. The CISO provides our Audit and Finance Committee with quarterly updates about our cybersecurity program and material risks. Additionally, our Audit and Finance Committee oversees the process by which our Board of Directors is informed regarding the risks facing the Company and coordinates with the Company’s legal counsel to ensure our Board of Directors receives regular risk assessment updates from management.

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Director Compensation
Compensation Policy for Non-Employee Directors
We maintain a compensation policy for our non-employee directors (the “Director Compensation Policy”) that is intended to enable us to attract and retain, on a longer-term basis, high-qualified, non-employee directors and to align their financial interests with those of our shareholders. We undertake an annual review of the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by our independent compensation consultant, Aon Human Capital Solutions, a division of Aon plc (“Aon”) (formerly known as Radford).This assessment and analysis informed the Director Compensation Policy and generally positioned the cash and equity compensation paid to our non-employee directors at the market median of a peer group that is reviewed annually. For information regarding the peer group, which is the same peer group used in connection with the determination of executive compensation, see “Compensation and Other Information Concerning Named Executive Officers” beginning on page 43.
Under the Director Compensation Policy, each non-employee director who continues to serve as a director following the Company’s annual meeting of shareholders is entitled to an annual cash retainer as follows:

Board Member Compensation	Annual Retainer ($)
Lead Independent Director	100,000
Director (other than Lead Independent Director)	60,000

Committee Chair Compensation	Annual Retainer ($)
Audit and Finance Committee	25,000
Human Capital Committee	20,000
Corporate Governance and Nominating Committee	15,000
Innovation, Technology and Pipeline Committee	15,000

Committee Member Compensation (Other than Committee Chairs)	Annual Retainer ($)
Audit and Finance Committee	12,500
Human Capital Committee	10,000
Corporate Governance and Nominating Committee	6,500
Innovation, Technology and Pipeline Committee	6,500

In lieu of cash, each non-employee director may elect to receive restricted shares of Company common stock having an equivalent dollar value.
In addition, members of our Innovation, Technology & Pipeline Committee receive an additional cash payment of $5,000 per full-day, on-site, special working meeting (of which it is anticipated that one such meeting per year will take place).

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Under the Director Compensation Policy, effective beginning with 2023, on the date of each annual meeting of shareholders, each non-employee director who is continuing to serve as a director following such meeting is granted restricted stock or deferred stock units having a value of $275,000 with the number of shares of restricted stock or deferred stock units to be issued determined based on the average closing price of the Company’s common stock on the 30 trading days preceding the grant date, rounded down to the nearest whole share. In addition, if the Chair of our Board of Directors is independent and such Chair will continue as Chair following the date of the annual meeting, such Chair will be granted an additional annual restricted stock or deferred stock unit award having a value of $15,000. These annual equity award grants are scheduled to vest upon the earlier of the first anniversary of the grant date or the date of the next annual meeting of shareholders. However, upon the death or disability of a director or a change in control of us, such director’s equity awards will vest in full; and, upon a director’s ceasing to serve as a director for any other reason, such director’s equity awards will vest pro rata based on the number of days between the grant date and the date of cessation of services divided by 365.
Under the Director Compensation Policy, if a director is elected or appointed to our Board of Directors other than on the date of the Company’s annual meeting of shareholders, such director’s annual cash and equity compensation as described above, for the period between the date of such election or appointment and the date of the Company’s next annual meeting of shareholders, will be granted in a pro rata amount on the date of such annual meeting to reflect the date of such director’s election or appointment and the date of the Company’s next annual meeting of shareholders. The number of shares of restricted stock or deferred stock units to be issued to the director based on the foregoing pro rata compensation is determined based on the closing price of the Company’s common stock on the 30 trading dates preceding the date of election or appointment, rounded down to the nearest whole share, and such shares of restricted stock or deferred stock units are fully vested upon grant.
Upon his or her initial election to our Board of Directors, a new director receives shares of restricted stock or deferred stock units having a value equal to $375,000 based on the closing sale price of our common stock on the 30 trading days preceding the date of appointment, rounded down to the nearest whole share. Such shares of restricted stock or deferred stock units vest in three equal annual installments. However, upon the death or disability of a director or a change in control of us, such shares of restricted stock or deferred stock units will vest in full.
In January 2024, after the Human Capital Committee’s annual review and assessment of our Director Compensation Policy and market analysis provided by Aon, the Human Capital Committee recommended to the Board, and the Board approved, certain increases to non-employee director compensation to continue to attract, retain, and reward qualified non-employee directors. Effective fiscal 2024, the annual equity award value was increased from $275,000 to $300,000, the annual Board member cash retainer fee was increased from $60,000 to $70,000, the cash retainer for the Chair of the Innovation, Technology and Pipeline Committee was increased from $15,000 to $20,000, the cash retainer for members of the Corporate Governance and Nominating Committee was increased from $6,500 to $7,500, and the cash retainer for members of the Innovation, Technology and Pipeline Committee was increased from $6,500 to $10,000.
The Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (as amended, the “2019 Plan”) establishes annual limits on the awards issuable to our non-employee directors. Under the 2019 Plan, the maximum value of all awards granted to a non-employee director, taken together with any cash fees paid to such non-employee director and the value of awards granted under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed $600,000 (calculating the value of any equity compensation plan awards based on the grant date fair value for financial reporting purposes). However, awards granted to non-employee directors upon their initial election to our Board of Directors or the board of directors of an affiliate will not be counted towards this limit, and our board may make exceptions to this limit in extraordinary circumstances for an individual non-employee director if such individual non-employee director does not participate in the Board’s decision and the related compensation.
The foregoing compensation is in addition to reimbursement of all reasonable out-of-pocket expenses incurred by directors in attending meetings of our Board of Directors.

36	Exact Sciences 2024 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
Stock Ownership Guidelines
As described below under "Compensation and Other Information Concerning Named Executive Officers — Compensation Discussion and Analysis" beginning on page 43 we maintain Stock Ownership Guidelines to encourage ownership of the Company’s common stock by our directors and executive officers, to further align their interests with the long-term interests of our shareholders, and to further promote the Company’s commitment to sound corporate governance. Our Stock Ownership Guidelines require directors to retain a number of shares with a Stock Value (as such term is defined in the guidelines) equal to or greater than five times the Annual Retainer (as such term is defined in the guidelines). As of December 31, 2023, each of our non-employee directors was in compliance with, or on track to meet, the Stock Ownership Guidelines.
Non-Employee Director Compensation in 2023
The following table provides compensation information for the one-year period ended December 31, 2023 for each non-employee member of our Board of Directors. Mr. Conroy did not receive separate compensation for his service as a director in 2023. Mr. Conroy’s compensation for his services as an employee is discussed in the executive compensation disclosures below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Paul Clancy	91,500		326,249		—		417,749
D. Scott Coward	95,651		937,842	(2)	441,360	(3)	1,474,853
James Doyle	116,500		326,249		—		442,749
Pierre Jacquet	75,000	(4)	326,249		—		401,249
Daniel Levangie	82,500	(4)	326,249		—		408,749
Freda Lewis-Hall	76,500		326,249		—		402,749
Shacey Petrovic	75,000		326,249		—		401,249
Timothy Scannell (5)	12,116	(6)	350,694	(7)	—		362,810
Kathleen Sebelius	85,500		326,249		—		411,749
Katherine Zanotti	80,000		326,249		—		406,249
(1)The amounts shown in this column indicate the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2023. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.
(2)Mr. Coward was granted (i) an initial award of 7,780 shares of restricted stock on January 3, 2023, with a grant date fair value of $374,996, (ii) a prorated award of 2,610 shares of restricted stock on June 8, 2023, with a grant date fair value of $236,597, and (iii) an annual award of 3,599 shares of restricted stock on June 8, 2023, with a grant date fair value of $326,249, each such value computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Mr. Coward’s initial award of restricted stock generally vests in three equal annual installments. Mr. Coward’s prorated award of restricted stock was fully vested upon grant. Mr. Coward’s annual award of restricted stock generally vests upon the earlier of the first anniversary of the grant date or the date of the next annual meeting of shareholders.
(3)Reflects compensation paid pursuant to a consulting agreement entered into on December 31, 2022 in connection with Mr. Coward’s retirement from his position as Executive Vice President, Chief Legal Officer and Secretary of the Company. The consulting agreement expired on December 30, 2023 and Mr. Coward is no longer entitled to any payments thereunder.
(4)Per the election of the director and in accordance with the Director Compensation Policy, 100% of the annual cash retainer was paid in shares of Company common stock having an equivalent dollar value equal to (i) 981 shares of Company common stock in the case of Mr. Jacquet and (ii) 1,079 shares of Company common stock in the case of Mr. Levangie.
(5)Mr. Scannell was appointed to the Board on October 31, 2023.
(6)Represents the annual cash retainer earned during fiscal year 2023, prorated for the period between the date of his appointment and fiscal year end.
(7)Mr. Scannell was granted an initial award of 5,694 shares of restricted stock on October 31, 2023, with a grant date fair value of $350,694, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures, and which vests in three equal annual installments.

Exact Sciences 2024 Proxy Statement	37

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
As of December 31, 2023, the non-employee members of our Board of Directors held unexercised stock options and unvested shares of restricted stock, restricted stock units (“RSUs”) and deferred stock units as follows:

Name	Number of Securities Underlying Unexercised Options		Unvested Shares of Restricted Stock, RSUs, Performance Stock Units and Deferred Stock Units
Paul Clancy	—		4,576
D. Scott Coward	27,836	(1)	19,847	(1)
James Doyle	—		3,599
Pierre Jacquet	—		3,599
Daniel Levangie	—		3,599
Freda Lewis-Hall	—		3,599
Shacey Petrovic	—		3,599
Timothy Scannell	—		5,694
Kathleen Sebelius	—		3,599
Katherine Zanotti	—		3,599
(1)Includes 27,836 options and 8,468 shares of RSUs granted to Mr. Coward in his role as Executive Vice President, Chief Legal Officer, and Secretary of the Company prior to his appointment to the Board, and the annual award of 3,599 shares of restricted stock and the initial grant of 7,780 shares of restricted stock to Mr. Coward in connection with his appointment to the Board of Directors.

38	Exact Sciences 2024 Proxy Statement

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WHAT YOU ARE VOTING ON:
Shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.

After assessing the qualifications, performance, and independence of PricewaterhouseCoopers LLP (“PwC”), which has served as our independent registered public accounting firm since 2020, the Audit and Finance Committee of our Board of Directors believes that retaining PwC is in the best interests of our Company. The Audit and Finance Committee of our Board of Directors has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Although it is not required to do so, our Board of Directors is asking shareholders to ratify PwC’s appointment. If our shareholders do not ratify PwC’s appointment, the Audit and Finance Committee will reconsider its selection. Whether or not shareholders ratify PwC’s appointment, the Audit and Finance Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.
PwC has advised the Committee that it is an independent accounting firm with respect to our Company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.
A representative of PwC is expected to be present at the Annual Meeting. In addition to having the opportunity to make a statement, the PwC representative will be available to respond to any appropriate questions.
Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2

Exact Sciences 2024 Proxy Statement	39

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table sets forth the aggregate fees billed or expected to be billed by PwC for 2023 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described in the following table.
PricewaterhouseCoopers

Fee Category	2023	2022
Audit Fees(1)	$2,869,000	$2,633,000
Audit-Related Fees(2)	85,000	712,000
Tax Fees	—	—
All Other Fees	—	—
Total	$2,954,000	$3,345,000
(1)Audit fees include fees for professional services rendered for the audit of our consolidated annual financial statements, quarterly reviews, consents, and assistance with and review of documents filed with the SEC. Audit fees also include fees for professional services rendered for statutory audits performed by PwC’s international affiliates.
(2)Audit-related fees for 2023 includes fees for the audit of our 401(k) Plans. Audit-related fees for 2022 includes fees for professional services rendered for (i) the audit of our 401(k) Plans, (ii) an audit related to our participation in the HSRA Provider Relief Fund, and (iii) a special purpose audit in connection with the sale of certain assets related to our Oncotype DX Genomic Prostate Score test.
Pre-Approval Policies and Procedures
The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. All such services provided in 2023 were pre-approved by the Audit and Finance Committee. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
The Audit and Finance Committee has delegated pre-approval authority to its chair when necessary due to timing considerations. Any services pre-approved by such chair must be reported to the full Audit and Finance Committee at its next scheduled meeting.

40	Exact Sciences 2024 Proxy Statement

REPORT OF THE AUDIT AND FINANCE COMMITTEE
The Audit and Finance Committee is comprised of Paul Clancy, Daniel Levangie, and Timothy Scannell. None of the members of the Audit and Finance Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit and Finance Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit and Finance Committee has reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2023, and has discussed them with both management and PricewaterhouseCoopers (“PwC”), the Company’s independent registered public accounting firm. The Audit and Finance Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit and Finance Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with PwC their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence. The Audit and Finance Committee has also considered and discussed the compatibility of non-audit services provided by PwC with that firm’s independence.
Based on its review of the audited consolidated financial statements for the year ended December 31, 2023, and the aforementioned discussions, the Audit and Finance Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Respectfully submitted by the Audit and Finance Committee.
The Audit and Finance Committee:
Paul Clancy, Chair
Daniel Levangie
Timothy Scannell

Exact Sciences 2024 Proxy Statement	41

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

WHAT YOU ARE VOTING ON:
Shareholders are being asked to cast an advisory vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

This Proposal 3 enables our shareholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.
At our 2023 annual meeting of shareholders, we held a Say-on-Pay vote on the compensation of our named executive officers for 2022, which received the support of approximately 91% of the votes cast. We view this as an indication of our shareholders’ positive reaction to our executive compensation program.
As described in detail under the heading “Compensation and Other Information Concerning Named Executive Officers—Compensation Discussion and Analysis” beginning on page 43, our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Please read the “Compensation and Other Information Concerning Named Executive Officers” section beginning on page 43 for additional details about our executive compensation programs, including information about the 2023 compensation of our named executive officers.
We are asking our shareholders to indicate their support for our executive compensation program as described in this Proxy Statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Compensation Discussion and Analysis”, the compensation tables, and any related material disclosed in the proxy statement for the Company’s 2024 Annual Meeting is hereby APPROVED.”
Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our shareholders and will consider the result of the vote when determining future executive compensation arrangements.
Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3

42	Exact Sciences 2024 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our executive compensation program as it relates to our named executive officers (“NEOs”) determined in accordance with SEC rules, whose compensation information is presented in the following tables and discussed in accordance with SEC rules. Set forth below are our NEOs and their current positions with the Company:

Name	Current Position
Kevin Conroy	Chairman, President and Chief Executive Officer
Jeffrey Elliott (1)	Executive Vice President and Chief Financial Officer
Everett Cunningham	Executive Vice President and Chief Commercial Officer
Jacob Orville	Executive Vice President and General Manager, Screening
Brian Baranick	Executive Vice President and General Manager, Precision Oncology
(1)As previously announced on January 7, 2024, Mr. Elliott will leave his position as Executive Vice President and Chief Financial Officer of the Company. Mr. Elliott will continue in his role as Chief Financial Officer until his successor, Aaron Bloomer, is appointed effective May 15, 2024. Additional details regarding Mr. Bloomer’s appointment and his employment agreement with the Company, including a detailed description of the compensation and other benefits payable thereunder are disclosed in the Current Report on Form 8-K filed by the Company on April 15, 2024.
Our Company
Exact Sciences Corporation is a leading, global, advanced cancer diagnostics company. We have developed some of the most impactful tests in cancer screening and diagnostics, and are currently working to bring new, innovative cancer tests to patients throughout the world.
We are committed to making earlier cancer detection a routine part of medical care. From screening to treatment guidance, we help people get the answers they need to make more informed cancer care decisions. Our revenues are primarily generated by our laboratory testing services from our Cologuard® colorectal cancer screening test and our Oncotype DX® cancer diagnostic tests and services.

Exact Sciences 2024 Proxy Statement	43

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Executive Summary

2023 was another record-breaking year for Exact Sciences. We generated $2.50 billion in revenue, an increase of 24% on a core revenue basis, improved profitability on an adjusted EBITDA(1) basis by $362M year-over-year, and turned free cash flow(1) positive. We also advanced each of our key pipeline programs, which represent the largest patient impact opportunities in cancer screening and diagnostics.
Our executive compensation program supports long-term value creation. Approximately 93% of our CEO target compensation and approximately 84% of the target compensation for our other NEOs is variable and at risk, tied to our stock price performance, or subject to achievement of pre-set rigorous performance targets as shown in the graphs below.
Our NEO compensation program reflects our focus on long-term shareholder value creation, including the following:
•Ratio of target performance stock units (“PSUs”) for CEO long-term incentives (“LTI”) at 60%, average ratio of target PSUs for other non-CEO NEO LTI at 50% (up from 33%);
•Use of a relative total shareholder return (“rTSR” or “relative TSR”) modifier for the PSUs granted in 2023, which may increase or decrease the earned payout by up to 50% to reinforce alignment with shareholders; and
•A clawback policy that not only satisfies the requirements set forth in the Dodd-Frank Act, but goes beyond by allowing recoupment of incentive compensation in the event of misconduct that did not result in a financial restatement.
Our 2023 annual incentive plan paid out at 133% of target in alignment with our strong financial results. These payouts reflected strong revenue performance and high patient and provider satisfaction, determined by CSAT.
We believe our compensation program continues to incentivize long-term shareholder value creation and our incentive programs continue to focus executives on profitable growth. We remain committed to advancing our pipeline of life-changing diagnostics.

2023 ACHIEVEMENTS
$2.50B TOTAL REVENUE, 24% GROWTH ON A CORE REVENUE BASIS
$362M YoY ADJUSTED EBITDA IMPROVEMENT
$470M YoY FREE CASH FLOW IMPROVEMENT
400K+ GLOBAL NETWORK OF ORDERING PROVIDERS
OUR FLAGSHIP TESTS

4M PEOPLE TESTED IN 2023
16M CUMULATIVE PEOPLE TESTED

(1)Throughout this Compensation Discussion and Analysis we refer to adjusted EBITDA and free cash flow, non-GAAP financial measures, which we believe are relevant to understanding our results of operations and compensation performance measures. See Appendix A attached to this Proxy Statement for a reconciliation of adjusted EBITDA to GAAP net income and free cash flow to cash provided by operating activities.

44	Exact Sciences 2024 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
CEO Target Pay Mix(1)
Average NEO Target Pay Mix(1)

(1)This disclosure is based on the grant date fair values under applicable accounting standards for RSUs and PSUs.

Exact Sciences 2024 Proxy Statement	45

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Other 2023 Executive Compensation Highlights
Our executive compensation policies and practices are designed to reinforce our pay-for-performance philosophy and align with sound governance principles. Listed below are additional details and highlights of our 2023 executive compensation policies and practices.

Ongoing shareholder engagement
We value our shareholders’ opinions and feedback and are committed to maintaining an active dialogue to understand their priorities and concerns. Following our annual meeting of shareholders in 2023, we offered our top 30 shareholders, collectively holding approximately 63% of our outstanding shares, an opportunity to engage with management and our Board of Directors. We met with shareholders representing approximately 26% of our outstanding shares. We believe that ongoing engagement builds mutual trust and alignment and is essential to our long-term success.

Continued commitment to performance-based equity compensation	In accordance with our commitment to meaningful performance-based equity compensation, the Human Capital Committee maintained the ratio of target PSUs for CEO LTI at 60% and increased the ratio of target PSUs for other non-CEO NEO LTI, on average, from 33% to 50%.

Continued social, diversity and performance modifiers for annual incentive opportunities	The Human Capital Committee maintained a mentorship objective to continue to integrate social goals into our annual incentive plan, a diversity metric to continue to attract diverse talent, and a performance modifier to continue to reward individual achievements.

Maintained relative total shareholder return modifier in PSUs	The 2023 PSUs granted to our senior executive team, including each of our NEOs, are tied to revenue growth (67%) and adjusted EBITDA (33%). In addition to these performance criteria, we continued to apply a relative TSR modifier so that the amount of these awards earned may be increased or decreased based on the Company’s rTSR performance over a three-year period, relative to a peer index. The rTSR modifier can increase or decrease payout by as much as 50% (to a maximum possible achievement of 225% of target).

Maintained incentive clawback policy for employees	The Human Capital Committee continues to maintain and administer a clawback policy that not only satisfies the requirements set forth in the Dodd-Frank Act, but goes beyond by allowing recoupment of incentive compensation in the event of misconduct that did not result in a financial restatement.
Continued formula-driven calculation of annual bonus payouts	Our Human Capital Committee continued to rely solely on pre-determined objective measures to assess financial performance for cash bonus payments for 2023.

No modifications to performance metrics	The Human Capital Committee did not lower or otherwise adjust 2023 performance metrics.

46	Exact Sciences 2024 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
2023 Financial Performance and Operational Highlights
Exact Sciences generated a record $2.50 billion in revenue in 2023, an increase of 20%, or 24% on a core revenue basis, with Screening revenue of $1.86 billion and Precision Oncology revenue of $629 million. Strong revenue growth and industry-leading gross margins powered $219 million in positive adjusted EBITDA for the year ended December 31, 2023.
Revenue
(4-year CAGR: 30%)
Adjusted EBITDA

Exact Sciences 2024 Proxy Statement	47

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
We also made progress on each of our three key priorities:

2023 Priorities	Progress made

Provide Outstanding Experiences for Patients and Teams	Achieved an overall customer satisfaction score of 8.7 out of 10 Achieved Great Place to WorkTM certification through an employee engagement survey

Live our Mission	Tested more than 4 million people, including a record with Cologuard and Oncotype DX Grew core revenue(1) by 24% to $2.5B Achieved $219M of full-year adjusted EBITDA, an increase of $362M year over year

Deliver on the Future of Cancer Diagnostics
Submitted Cologuard Plus, our next-generation Cologuard test, for FDA approval
Made meaningful progress on our molecular residual disease test (MRD) development in colon cancer and breast cancer
Advanced our multi-cancer early detection (MCED) program

(1)Core revenue is a non-GAAP financial, which we believe is relevant to understanding our results of operations. See Appendix A attached to this Proxy Statement for a reconciliation of core revenue.
CEO Realizable Pay
Paying for performance is the foundation of our compensation program, and we put much of our executives’ pay “at-risk.” Over the past several years, we have granted a mix of time-based RSUs and performance-based PSUs, as well as stock options, to retain and motivate our executives to deliver long-term performance. Given that a significant portion of the compensation packages vary depending on our performance, oftentimes the grant date value of compensation (as reported annually in the Summary Compensation Table) is not always reflective of the actual realizable pay value that may be received by the CEO.

48	Exact Sciences 2024 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
The following chart shows the difference between the reported pay for Mr. Conroy, as disclosed in the Summary Compensation Table, and the realizable pay values of those awards as of the end of 2023. Realizable pay for the past three years is generally aligned with our stock price performance over the same period.
CEO Summary Compensation Table vs. Realizable Pay
(millions)
“Summary Compensation Table” pay is defined as compensation earned or deliverable, as disclosed in the Summary Compensation Table for each year, including actual base salaries, actual annual cash bonuses received, and long-term equity awards (RSUs, PSUs, and option grants) based on the grant date fair value under applicable accounting guidance.
“Realizable Pay” is defined as the compensation earned or deliverable in each year including: actual salary received, actual annual cash bonuses received, and the intrinsic (as opposed to accounting) value of long-term incentive plan components, as valued on December 29, 2023 using the year-end stock price of $73.98 per share.
Ongoing Compensation Policies and Practices
In setting executive base salaries, annual cash bonus opportunities, and equity incentive grant levels, our Human Capital Committee considers compensation for comparable positions in the market, the competition for talent, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our patients and shareholders, and a long-term commitment to our Company. We target a competitive position, informed by an analysis of the practices of our peer group identified below, when determining the mix of compensation of base salary, annual cash bonus opportunities, and long-term incentive opportunities.
Role of Shareholder Say-on-Pay Votes
We value our shareholders’ opinions and feedback and are committed to maintaining an active dialogue to understand the priorities and concerns of our shareholders. We believe that ongoing engagement builds mutual trust and alignment with our shareholders and is essential to our long-term success. Through conversations with our shareholders, we gain valuable perspectives which are conveyed to the full Board of Directors and relevant committees of the Board of Directors. At our 2023 annual meeting of shareholders, we held a Say-on-Pay vote on the compensation of our named executive officers for 2022, which received the support of approximately 91% of the votes cast. We view this as an indication of our shareholders’ positive reaction to our executive compensation program. We intend to continue our proactive and constructive shareholder engagement efforts going forward and to consider shareholder perspectives with respect to our compensation program design and practices. We currently hold our Say-on-Pay vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. Our next scheduled advisory vote on the frequency of future stockholder advisory votes on named executive officer compensation will be at the 2029 annual meeting of shareholders.

Exact Sciences 2024 Proxy Statement	49

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Objectives and Philosophy of Our Executive Compensation Program
Each year, the Human Capital Committee reviews our Company’s executive compensation philosophy and objectives and makes appropriate changes to ensure the sustained competitiveness of our program. In October 2022, the Human Capital Committee reaffirmed our executive compensation philosophy for 2023.
The compensation program for our executive officers is intended to achieve the following objectives:

	+		+		+		+

Provide a competitive compensation package comparable to similarly sized companies in the life sciences industry that enables us to attract and retain qualified executives		Focus executive behavior on achievement of strategic goals and discourage excessive risk taking by including the use of multiple performance periods, duplicative metrics, and a clawback policy		Maintain a compensation structure with a mix of base salary, cash incentives, and equity to balance executive focus between our annual and long-term objectives		Ensure executive compensation components are earned substantially based upon performance		Align the interests of management and shareholders by providing management with long-term incentives through equity ownership and robust stock ownership guidelines
To realize these objectives, we use a balance of compensation elements and benefits, which are summarized in the table below. The focus of our compensation program is on total direct compensation opportunity (base salary, annual incentive compensation, and long-term incentive compensation), with an explicit role for each element. The following elements of our pay program have been carefully selected and are reviewed on an annual basis.

	Base salary	Annual cash bonuses	Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)
Acts as a vehicle to motivate and retain
Provides stability and manages risk
Balances short-term focus with pursuit of long-term performance
Pays for performance
Aligns executive interests with those of shareholders
Incentivizes stock price growth

50	Exact Sciences 2024 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
To complement these pay elements, our Board of Directors and the Human Capital Committee have also implemented numerous compensation policies and practices designed to enhance the governance of our executive compensation program, further our compensation objectives, and protect shareholder interests. These policies and practices include:

Pay-for-performance	Most of our compensation is “at-risk” and is directly tied to Company performance and objectives

Corporate strategy adjustment	Our Human Capital Committee establishes incentive compensation programs based on metrics that are aligned with our corporate strategy and designed to grow long-term shareholder value

Recoupment policy	This enables reduction or recoupment of equity and other incentive compensation in the instance of certain financial restatements and detrimental conduct

Stock ownership guidelines	Executives and directors are required to maintain a robust level of stock ownership to further align management with shareholder interests

Anti-hedging and pledging provisions	Our Insider Trading Policy strictly prohibits hedging and pledging activities by executive officers

Repricing prohibited	We may not reprice underwater stock options without prior shareholder approval, nor exchange them for cash or another equity award without prior shareholder approval

Compensation risk assessment	Our Human Capital Committee annually assesses the risk associated with our compensation policies and practices to ensure they are not reasonably likely to have a material adverse effect on the Company
To evaluate the competitiveness of our compensation program, we compare it against the programs of peers in related industries at a similar stage of development and comparable financial profile. We also evaluate broader size-appropriate comparisons in related industries. More information about our use of peer group data is provided below. We also assess pay levels and pay mix of our aggregate executive and non-executive compensation programs through compensation positioning. For base salary, target bonus, and annual long-term incentives, we strive to keep our compensation program positioned at the market median. However, our compensation philosophy also recognizes the need for flexibility based on experience, scope of position, critical skills, and individual/corporate performance. We consider compensation data from our compensation peer group as one of several factors that informs our judgment of appropriate parameters for compensation levels. We do not strictly benchmark compensation to a specific percentile of our compensation peer group, nor do we apply a formula or assign relative weightings to specific compensation elements. We believe that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because it does not take into account the specific performance of the executive officers, the relative size, growth and performance of the Company, or any unique circumstances or strategic considerations of the Company.
Determining Executive Compensation
Role of Human Capital Committee and Management
It is the responsibility of our Human Capital Committee to administer our executive compensation practices, to ensure they are competitive and financially prudent, and that they include incentives that are designed to appropriately drive performance. To achieve these objectives, our Human Capital Committee periodically reviews commercially-available, industry-specific compensation data for companies at a similar headcount, revenue, market capitalization, and stage of development in the diagnostic, biotechnology, and medical device industries as a general guide for establishing our pay and equity practices and structures.

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Our Human Capital Committee, along with our Board of Directors, also reviews and approves corporate and financial performance objectives used in our executive compensation program to confirm that appropriate goals have been established and track performance against them. On an annual basis, our Human Capital Committee reviews tally sheets reflecting each executive officer’s compensation history with respect to each element of compensation, as well as projected payouts that would come due in connection with a termination of employment or change of control.
Our Human Capital Committee generally conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of executive officers other than the Chief Executive Officer’s compensation. As part of this review, the Chief Executive Officer submits recommendations to our Human Capital Committee relating to the compensation of these officers. The Human Capital Committee also reviews advice and recommendations from its independent compensation consultant. Following a review of these recommendations, our Human Capital Committee approves the compensation of these officers, with such modifications to the Chief Executive Officer’s recommendations as our Human Capital Committee considers appropriate.
Our Human Capital Committee’s annual review of the Chief Executive Officer’s compensation is subject to additional procedures. With input from the independent directors, the Lead Independent Director, along with our Human Capital Committee, reviews and evaluates the Chief Executive Officer’s performance relative to Company goals and objectives. The Lead Independent Director and the Human Capital Committee then establish the individual elements of the Chief Executive Officer’s total compensation based, in part, on this evaluation. Based on that evaluation and review and consultation with its independent compensation consultant, our Human Capital Committee then determines the Chief Executive Officer’s compensation. The Chief Executive Officer neither attends nor participates in the Committee’s deliberation or vote on his compensation.
Role of Independent Consultant
In 2023, the Human Capital Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”) (formerly known as Radford), as its independent executive compensation consultant. Our Human Capital Committee has assessed the independence of Aon pursuant to SEC and listing exchange rules and concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to our Human Capital Committee. Where appropriate, we follow the advice of our independent executive compensation consultant.
Use of Peer Group Data
As part of our annual review of our executive compensation philosophy, we also evaluate our compensation peer group. In 2022, with the guidance of Aon, our Human Capital Committee conducted an annual review of the competitiveness of our executive compensation program, including the competitiveness of our base salaries, target total cash compensation, long-term incentives, and target total direct compensation.
Aon analyzed the components of our executive compensation program against proxy statement data from a peer group of companies that consisted of:
•publicly-traded biotechnology, diagnostic, and medical device companies that were similar to the Company, including in terms of revenue, market capitalization, headcount, and stage of development;
•the universe of companies that consider us as a peer; and
•survey data from a broader group of commercial-stage public diagnostic, biotechnology, and medical device companies based on the following criteria:

Metric	Range used in selecting peer group
Revenue	between $600 million and $6.0 billion
Market capitalization	between $5.5 billion and $52.0 billion
Headcount	between 2,200 and 20,000

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In October 2022, based on Aon’s review and recommendations regarding the Company’s executive compensation peer group, our Human Capital Committee approved the peer group for 2023. In its review, Aon focused on creating a peer group that:
•represented companies operating in the diagnostic, medical device, and biotechnology industries;
•comprised companies with at least one commercialized product; and
•captured comparable companies in terms of revenue, market capitalization, and headcount.
The following is a list of the companies that comprised our 2023 compensation peer group, which is the same as our 2022 peer group:

2023 Compensation Peer Group
Life Sciences Tools and Services	Health Care Equipment	Biotechnology
10x Genomics (TXG)	Abiomed (ABMD)	Alnylam Pharmaceuticals (ALNY)
Agilent Technologies (A)	DexCom (DXCM)	BioMarin Pharmaceutical (BMRN)
Bio-Rad Laboratories (BIO)	Hologic (HOLX)	Horizon Therapeutics (HZNP)
Bio-Techne (TECH)	IDEXX Laboratories (IDXX)	Incyte (INCY)
Illumina (ILMN)	Insulet (PODD)	Natera (NTRA)
	Masimo (MASI)	Seagen (SGEN)
Health Care Services	Penumbra (PEN)
Guardant Health (GH)	Quidel (QDEL)	Health Care Supplies
	ResMed (RMD)	Align Technology (ALGN)
2023 Compensation Peer Group Industry Prevalence

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2023 CEO Compensation
The Human Capital Committee assessed many elements to determine compensation for Mr. Conroy in 2023. The committee evaluated Mr. Conroy’s compensation in relation to industry peers and his performance in leading the Company through a year of exceeding its financial goals, while also advancing new tests to help eradicate cancer. The Human Capital Committee made no change to Mr. Conroy’s annual incentive target, which was set to 140% of base salary (although his annual incentive opportunity increased as a result of the increase in his base salary, which is described below). The Human Capital Committee believes this target provides Mr. Conroy with motivation to meet or exceed financial and operational targets that are aligned with near-term success goals. The short-term incentive program is used for the entire organization, consistent with our team-based culture and philosophy that all employees share in the achievement of company performance measures. Finally, in considering Mr. Conroy’s long-term incentives, the Human Capital Committee considered the suggestion of shareholders and peer/industry practices. They maintained Mr. Conroy’s annual equity award with a split of 60% PSUs and 40% RSUs, continuing to emphasize performance-based compensation over industry norms.
These assessments and practices resulted in a well-balanced target pay mix in 2023. A large percentage of Mr. Conroy’s pay is variable and “at-risk” (93%) meaning that value will only be received if corporate and stock price performance is strong. This pay reflects our pay-for-performance culture and pay program.
Executive Compensation Elements
Our executive compensation program consists of the following three principal components:

	+		+

Base salary rates are reviewed each year based on each executive’s responsibilities, individual performance, achievement of corporate goals, and a review of competitive salary and total compensation data		The annual cash incentive program is based on achievement of corporate goals and an individual performance assessment; the details of the performance goals are discussed below		Equity grants serve as long-term incentives to ensure that a portion of the executives’ total compensation is linked to the Company’s long-term success and to align compensation with the interests of shareholders
As noted above, our Human Capital Committee uses peer group data to help inform its decisions. Our Human Capital Committee applies judgment in establishing specific compensation elements and total compensation, taking into account not only peer data, but also factors such as Company business performance and individual performance; scope of responsibility; critical needs and skill sets; leadership potential; and succession planning. Our Human Capital Committee believes that retaining this flexibility gives the committee the ability to more accurately reflect factors and individual contributions that cannot be absolutely quantified. Based on these principles, which included consideration of the factors described above under “CEO Compensation,” we reached the following conclusions and took the following actions with respect to our NEOs’ executive compensation in early 2023:

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Base Salaries
Each NEO’s base salary is a fixed component of annual compensation that reflects their scope of responsibility and organizational impact, as well as individual performance. Other considerations include, but are not limited to:
•each executive officer’s position and specific responsibilities;
•recent individual performance;
•level and breadth of experience;
•achievement of corporate and strategic goals;
•a review of competitive pay levels at comparable positions in peer companies;
•retention considerations; and
•the compensation levels required to attract qualified new hires.
For 2023, base salaries were set as follows:

Name	2022 Base Salary	2023 Base Salary	Increase
Kevin Conroy	$1,001,600	$1,041,700	4%
Jeffrey Elliott	$621,000	$645,800	4%
Everett Cunningham	$676,000	$703,000	4%
Jacob Orville	$497,600	$537,400	8%
Brian Baranick (1)	$475,200	$513,200	8%
(1)The 2022 base salary reported for Mr. Baranick reflects a compensation increase made in early fiscal 2022.
In addition to the factors described above, base salary adjustments reflected merit- and market-based adjustments for the NEOs, as well as expanded scopes of responsibilities, to bring their base salaries closer to the peer group median.
Annual Cash Bonus Opportunity for 2023
Our Human Capital Committee believes that a meaningful portion of our executives’ compensation should be “at risk” or contingent upon successful implementation of our strategy and goals. Accordingly, one component of our executive compensation program is an annual cash bonus opportunity under which each of our executive officers is eligible to earn a specified target amount equal to a percentage of their base salary based primarily on the achievement of corporate goals determined by our Human Capital Committee. In 2023, as described below, an individual performance modifier was added to the annual bonus program (other than for Mr. Conroy whose 2023 bonus payout was based entirely on achievement of corporate goals).
In 2023, consistent with the prior year, our NEOs were eligible to earn target annual cash bonuses ranging from 60% to 140% of their base salary based on performance. Two of our five NEOs received an increase in their target annual cash bonus, as a percentage of their base salary, in 2023. Mr. Orville and Mr. Baranick’s target annual cash bonus opportunity was increased from 50% to 60% of base salary in 2023 to align their compensation with market pay levels for executives with similar duties and responsibilities. The other three NEOs did not receive an increase in their target annual cash bonus in 2023.

Name	2023 Base Salary	2023 Target Bonus	2023 Target Bonus
Kevin Conroy	$1,041,700	140%	$1,458,380
Jeffrey Elliott	$645,800	60%	$387,480
Everett Cunningham	$703,000	70%	$492,100

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Name	2023 Base Salary	2023 Target Bonus	2023 Target Bonus
Jacob Orville	$537,400	60%	$322,440
Brian Baranick	$513,200	60%	$307,920
The Human Capital Committee relied on pre-determined performance criteria and did not exercise discretion in determining the level of corporate goals achieved under our 2023 annual cash bonus program. The performance criteria for 2023 are described below.
In setting and determining the 2023 bonus awards for our NEOs, our Human Capital Committee considered the executive team’s achievement of the following metrics and corresponding performance goals, which were selected with a focus on driving our strategic priorities for 2023.

Goal	Performance Measures	Minimum (50%)	Target (100%)	Maximum (150%)	Target Weighting	Actual Result/Target Achievement
Live our mission	Total revenue	≥ $2.267 billion	≥ $2.318 billion	≥ $2.418 billion	40%	$2.5 billion (60% of target)
	Adjusted EBITDA		≥ $1 million	≥ $75 million	20%	$219 million (30% of target)
Deliver on the future of cancer diagnostics	Submit Cologuard Plus to FDA	3 of 6 milestones	4 of 6 milestones (100%)	6 of 6 milestones	20%	4 of 6 goals met (goals 1, 2, 4 and 5) (20% of target)
	Finalize colon cancer screening blood test design, ready for testing
	Introduce MRD test in colorectal cancer commercially as LDT
	Exit feasibility for MRD test in breast cancer		5 of 6 milestones (125%)
	Finalize design of multi-cancer early detection test
	Enhance hereditary cancer solution to receive over 1,000 paid claims
Provide outstanding experiences for patients and teams	Increase rates of Cologuard adherence versus 2022	0 point increase	1 point increase	3 point increase	5%	3 point increase in 2023 (8% of target)
	Achieve customer satisfaction score of at least 8.7	1 of 3 milestones	2 of 3 milestones	3 of 3 milestones	15%	2 of 3 goals met (goals 1 and 2) (15% of target)
	Improve employee engagement score to at least 53% engaged
	Prepare ordering, revenue, and lab systems to support Oncotype Dx

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Goal	Performance Measures	Minimum (50%)	Target (100%)	Maximum (150%)	Target Weighting	Actual Result/Target Achievement
Total achievement of the corporate goals						133% of target
Additional metrics that modify annual bonus payout	Expand percent of director level and above employees who are active mentors	< 65%: -5% 75%: No modifier > 85%: +5%			+/- 5%	No modifier due to 80% achievement
	Increase percent of director level and above individuals with gender or ethnic diversity in candidate pool in final interview stage	< 90%: -5% 90-92%: No modifier > 92%: +5%			+/- 5%	No modifier due to 90% achievement
	Individual performance on leadership expectations (will, humility, best team, vision)				+/-25%
As set forth above, our Human Capital Committee determined the overall level of corporate goals achieved for 2023 was 133% of target. Mr. Conroy’s bonus payout was based entirely on this determination. Based on the Human Capital Committee’s assessment of each NEO’s fiscal 2023 performance against our leadership expectations and behaviors, individual performance modifiers of -15%, +10%, +10% and 0% were applied to the bonus payouts for Mr. Elliott, Mr. Cunningham, Mr. Orville and Mr. Baranick, respectively. Accordingly, Mr. Conroy, Mr. Elliott, Mr. Cunningham, Mr. Orville and Mr. Baranick received the cash bonuses in the table below.

Name	2023 Bonus at 100% of Target	2023 Bonus Actual Achievement ($)
Kevin Conroy	$1,458,380	$1,920,277
Jeffrey Elliott	$387,480	$452,661
Everett Cunningham	$492,100	$703,184
Jacob Orville	$322,440	$460,433
Brian Baranick	$307,920	$408,951
2023 Annual Equity Awards
Our Human Capital Committee believes that equity awards provide our executive officers exposure to our share value over a long-term horizon, which motivates them to focus on long-term shareholder value. Performance of each NEO is the most prominent factor in the Human Capital Committee’s considerations in determining long-term equity awards to each of them. These awards are also intended to motivate the retention of our NEOs and provide them with a market competitive long-term equity incentive opportunity.
Equity awards granted in 2023 consisted of RSUs and PSUs. The Human Capital Committee typically grants equity awards to NEOs during its regularly scheduled meeting early in the fiscal year. However, the timing of this approval may be changed in the event of extraordinary circumstances, including in connection with mid-year promotions and new-hires. The Human Capital Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Human Capital Committee does not time the release of material nonpublic information based on equity award grant dates.
In January 2023, our Human Capital Committee approved annual equity awards to our then-NEOs consisting of time vesting RSUs, including the approval of the number of shares of our common stock subject to each award. These RSUs vest in four equal annual installments beginning on the first anniversary of the grant date.

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In January 2023, the Human Capital Committee approved 2023 annual PSUs, including awards granted to our then NEOs consisting of three-year performance vesting PSUs tied to revenue growth (67%) and adjusted EBITDA (33%), in each case for fiscal 2025, as shown in the tables below, and modified by relative TSR (as further described below).

Revenue Achievement	Percentage of Revenue PSUs earned
Threshold	50%
Target	100%
Maximum	150%

Adjusted EBITDA	Percentage of Adjusted EBITDA PSUs earned
Threshold	50%
Target	100%
Maximum	150%
Our Human Capital Committee has determined that the disclosure of the revenue and adjusted EBITDA target levels would provide our competitors with insight into our confidential strategic and planning processes and could cause us competitive harm. Therefore, our Human Capital Committee has determined not to disclose such target levels in accordance with SEC rules. When setting such target levels, our Human Capital Committee determined they are aggressive, but achievable. We plan to disclose the performance targets and actual results at the conclusion of the performance period.
In 2023, the Human Capital Committee continued applying a relative TSR modifier in the PSU program. In addition to the revenue and adjusted EBITDA goals described above, a relative TSR modifier was included. This modifier allows awards to be increased or decreased based on the Company’s TSR performance over a three-year period. The TSR is measured relative to a peer index consisting of companies that comprise the Russell 1000 Healthcare Index on the first day of the performance period, adjusted to reflect any such companies that are removed from the peer group on or before the last day of the performance period. The relative TSR modifier can increase or decrease payout by as much as 50% (resulting in a maximum possible achievement of 225% of target). If our relative TSR position is not above the 25th percentile (threshold achievement), the payout will be decreased by 50%, if our relative TSR position is at the 50th percentile (target achievement), the payout will remain unchanged, and if our relative TSR position is at or above the 75th percentile (maximum), the payout will be increased by 50%, with linear interpolation for achievement between threshold and target achievement levels, and between target and maximum achievement levels, as shown in the table below.

Relative TSR Percentile Rank	Payout Modification
25th percentile and below	0.5x
50th percentile	1.0x
75th percentile and above	1.5x
The following table sets forth the intended dollar value of each NEO’s RSU and target PSU grants.

Name	RSUs ($) (in thousands)	Target PSUs ($) (in thousands)
Kevin Conroy	4,800	7,200
Jeffrey Elliott	1,730	870
Everett Cunningham	2,330	1,170
Jacob Orville	1,200	600
Brian Baranick	1,200	600

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Long-Term Incentive Plans
The Company maintains the 2019 Plan. The 2019 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards. Incentive stock options may be granted only to employees, and all other awards may be granted to our and our affiliates’ employees, non-employee directors, consultants, and other service providers. The 2019 Plan is administered by our Board of Directors or a committee of our Board of Directors. The Company also maintains the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (as Amended and Restated Effective July 27, 2017) (as amended, the “2010 Plan”), which is no longer available for new awards. Our Board of Directors has designated the Human Capital Committee to administer the 2010 Plan and the 2019 Plan.
Fiscal 2021 PSU Program Payout
As described in our proxy statement filed in April 2022, in January 2021, the Human Capital Committee approved 2021 annual equity awards, including awards granted to our then-NEOs. These awards consisted of three-year performance vesting PSUs tied 67% to revenue growth and 33% to specified scientific and business expansion milestones. Key milestones included, most significantly, FDA approval of enhancements to extend the stability of completed Cologuard tests, expansion of Cologuard’s label to include certain 45-49 year olds, the launch of a version of Cologuard with enhanced performance characteristics, and launching new diagnostic products. As noted in our proxy statement filed in April 2022, at the time the PSU awards were granted, our Human Capital Committee determined that the disclosure of the revenue target levels would provide our competitors with insight into our internal confidential strategic and planning processes, which could cause us competitive harm. Therefore, our Human Capital Committee determined at that time not to disclose such target levels in accordance with SEC rules. When setting such target levels, our Human Capital Committee determined that achievement was aggressive, yet achievable. Following the end of the three-year performance period, the Human Capital Committee determined that 67.9% of the target revenue goal and 50% of the target scientific and business expansion goals were achieved. Consequently, the 2021 PSUs were achieved at 62% of target.
Other Compensation Practices and Policies
Recoupment (“Clawback”) Policy
As required by the Dodd-Frank Act, we maintain a clawback policy. This policy requires that certain incentive compensation paid to any current or former executive officer, including our NEOs, will be subject to recoupment under specific circumstances. These circumstances include instances where the incentive compensation was calculated based on financial statements required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct. Additionally, that noncompliance must have resulted in overpayment of the incentive compensation within the three fiscal years preceding the fiscal year in which the restatement was required.
Incentive compensation subject to such recoupment includes compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure (as defined in the Dodd-Frank Act and the implementing regulations), including stock price and total shareholder return, on and after October 2, 2023. In addition, above and beyond the requirements imposed on us by Dodd-Frank, our clawback policy provides that in the event an employee of the Company at the level of Vice President or above, including our NEOs, engages in certain detrimental conduct, we may recover incentive compensation received by such person during and after the period in which such detrimental conduct occurred.
Stock Ownership Guidelines
We maintain Stock Ownership Guidelines, as revised effective October 24, 2023, to encourage ownership of the Company’s common stock by our directors and key officers, to further align their interests with the long-term interests of our shareholders and to further promote the Company’s commitment to sound corporate governance. Under these guidelines, directors and officers at the level of Senior Vice President (or the equivalent) or higher have until four years from the date the director or officer becomes subject to the guidelines to achieve an ownership target. The ownership target is determined by reference to “Stock Value”, which is measured both when an individual commences

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services with us and on an annual basis. The ownership target for an individual is the lower of these two Stock Values, multiplied by a multiple of base salary, as described in the table below.

Position	Stock Value Requirement
CEO	Number of shares with a Stock Value equal to or greater than 6 times Base Salary
Executive Officers	Number of shares with a Stock Value equal to or greater than 2 times Base Salary(1)
(1)Beginning on October 24, 2027, an officer at the level of Executive Vice President and equivalent will be required to hold the number of shares with a Stock Value equal to or greater than 3 times Base Salary.
“Annual Retainer” or “Base Salary” for purposes of both the Floating Share Target and Fixed Share Target is the director’s annual retainer or the officer’s base salary, as applicable, on June 30 of each year.
“Stock Value” for purposes of the annual measurement (the “Floating Share Target”) is calculated annually on June 30 based on the average of the closing prices of Company common stock for the 30 trading day period ending on such date.
“Stock Value” for purposes of the measurement upon commencement of services (the “Fixed Share Target”) is calculated as of the date the director or officer originally becomes subject to the Stock Ownership Guidelines, based on the average of the closing prices of our common stock for the 30 trading day period ending on such date.
Each director and executive officer is expected to continuously own sufficient shares to satisfy the target ownership, once attained, for as long as he or she remains subject to the Stock Ownership Guidelines. Stock options do not count as owned shares for this purpose. For periods prior to October 24, 2027, time-based unvested restricted shares, restricted stock units, and deferred stock units that may only be settled in shares will count towards satisfaction of the ownership targets. Beginning on October 24, 2027, unvested deferred stock units, restricted shares, restricted stock units, or performance shares or units will no longer count towards satisfaction of the ownership targets. If an individual’s ownership target increases because of a change in position or compensation, the individual will have a three-year period to achieve the incremental number of shares required beginning on the effective date of the change in position or compensation.
If a director or executive officer does not receive his or her individual ownership target during the prescribed three-year period, the director or executive officer will be required to retain 50% of the shares issued to the director or officer pursuant to equity awards.
As of December 31, 2023, each of our directors and executive officers was in compliance with, or on track to meet, the Stock Ownership Guidelines.
Restrictions on Hedging and Pledging of Company Securities
Our Insider Trading Policy prohibits short sales of our securities, including a “sale against the box,” by our directors and executives. Our Insider Trading Policy also prohibits directors and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in our securities. Our Insider Trading Policy also prohibits directors and executives from holding our securities in a margin account or pledging such securities as collateral for a loan.
Compensation Risk Oversight
Our compensation program aims to avoid any incentives for executives to take imprudent risks that might harm us or our shareholders.
Our Human Capital Committee, together with management, reviewed the Company’s compensation policies and practices and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan pursuant to which senior level employees, including our NEOs, may defer up to 75% of their base salary and 75% of their cash bonuses, and pursuant to which we may make matching and other contributions in our discretion. Any matching contributions made by us generally would become vested after the participant reaches one year of service, subject to earlier vesting upon death, disability, a change in control of us, or the participant becoming eligible for retirement under the plan. A participant generally may elect to receive his or her account balance under the plan on a date specified by the participant or upon the participant’s retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant’s remaining account balance generally would be paid to the participant in lump-sum in the event of the participant’s separation from service with us prior to retirement or in the event of death or disability. Consistent with past practice, we made no matching contributions in 2023.
Other Compensation
We permit executive officers to purchase common stock at a discount through our 2010 Employee Stock Purchase Plan on the same terms and conditions as our other employees. Executive officers may also participate in our 401(k) plan, which allows for the investment of a portion of plan assets in shares of our common stock. On January 30, 2024, our Human Capital Committee approved the payment of discretionary matching contributions to our 401(k) plan for 2023 to be made using Company stock in an amount equal to 100% of an employee’s total deferrals into the plan up to a limit of 6% of the employee’s eligible compensation (subject to IRS limits).
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally places a limit of $1.0 million on our annual corporate tax deduction for compensation paid to certain “covered employees.” Currently, “covered employees” generally refers to the chief executive officer, chief financial officer, and the next three most highly compensated executive officers, as well as any individual who is (or was) a covered employee for any taxable year beginning after December 31, 2016. While considering tax deductibility as only one of several considerations in determining compensation, we believe that the tax deduction limitation should not compromise our ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.
Accounting for Stock-Based Compensation
We follow The Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock unit awards, and performance unit awards (including PSUs), based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below for equity awards to our NEOs, as required by the applicable SEC rules. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that the recipient of such compensation is required to render service in exchange for the option or other award. For PSUs, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.
Employment Agreements with our NEOs
We have entered into agreements with our NEOs under which we have agreed to certain compensation arrangements and severance and change of control benefits.
Each of these packages was determined based on negotiations with the applicable NEO and taking into account his or her background and qualifications and the nature of his or her position. We believe that these compensation packages are appropriate in light of the competition for top executives in the biotechnology field and among similarly situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.

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Conroy Employment Agreement
Mr. Conroy’s employment agreement, dated March 18, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by our Human Capital Committee. At the end of 2023, Mr. Conroy’s base salary was $1,041,700 and his target bonus opportunity was 140% of his base salary.
Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 63 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.
Elliott Employment Agreement
Mr. Elliott’s employment agreement, dated November 8, 2016, as amended, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2023, Mr. Elliott’s base salary was $645,800 and his target bonus opportunity was 60% of his base salary.
Under his agreement, Mr. Elliott would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 63 below. The agreement also prohibits Mr. Elliott from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.
As previously announced on January 7, 2024, Mr. Elliott will leave his position as Executive Vice President and Chief Financial Officer of the Company. Mr. Elliott will continue in his role as Chief Financial Officer until his successor, Aaron Bloomer, is appointed effective May 15, 2024, as further disclosed in the Form 8-K filed on April 15, 2024.
To help facilitate a smooth transition, Mr. Elliott will serve as a special advisor to the Chief Executive Officer.
Cunningham Employment Agreement
Mr. Cunningham’s employment agreement, dated October 11, 2021, provides for a minimum base salary and for a minimum target bonus opportunity equal to 70% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2023, Mr. Cunningham’s base salary was $703,000, and his target bonus opportunity was 70% of his base salary. Mr. Cunningham was also eligible to receive a future cash award of $300,000 to be paid in two equal installments. The first was paid on October 11, 2022, and the second payment was paid on October 11, 2023, subject to Mr. Cunningham’s continued employment with the Company. Mr. Cunningham received this sign-on cash award as an inducement to his employment with the Company and to replace a portion of the value of unvested compensation and other benefits at his prior employer that Mr. Cunningham forfeited in order to join the Company.
Under his agreement, Mr. Cunningham would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 63 below. The agreement also prohibits Mr. Cunningham from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.
Orville Employment Agreement
Mr. Orville’s employment agreement, dated February 18, 2019, provides for a minimum base salary and for a minimum target bonus opportunity equal to 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2023, Mr. Orville’s base salary was $537,400 and his target bonus opportunity was 60% of his base salary.

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Under his agreement, Mr. Orville would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 63 below. The agreement also prohibits Mr. Orville from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.
Baranick Employment Agreement
Mr. Baranick’s employment agreement, dated September 2, 2022, provides for a minimum base salary and for a minimum target bonus opportunity equal to 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2023, Mr. Baranick’s base salary was $513,200 and his target bonus opportunity was 60% of his base salary.
Under his agreement, Mr. Baranick would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 63 below. The agreement also prohibits Mr. Baranick from soliciting our employees for a 12-month period following termination of his employment with the Company.
Potential Benefits upon Termination or Change of Control
We believe that providing executives with severance and change of control protection is important for the following reasons:
•to allow executives to value the forward-looking elements of their compensation packages, and therefore limit retention risk; and
•to provide compensation assurances which are competitive with those of other similarly situated companies.
Accordingly, the Company’s employment agreements, equity awards, and related policies generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.
This “Potential Benefits upon Termination or Change of Control” section should be read in conjunction with the “Potential Payments upon Termination or Change of Control” section beginning on page 76 below, which provides a table that quantifies the benefits described in this section.
Severance and Change of Control Arrangements in General
We have entered into employment agreements and maintain certain plans and policies that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control.
Each employment agreement provides that upon termination of the NEO’s employment, vested equity awards will remain open for exercise until the earlier of two years from the date of termination or the expiration date.
Conroy Employment Agreement
Under his employment agreement, entered into in 2009, Mr. Conroy would, upon termination without “cause,” resignation by “good reason” or certain “change of control” events (in each case as defined in his employment agreement), be entitled to receive certain benefits, as described below.
Upon termination without cause or resignation for good reason, Mr. Conroy would become entitled to receive the following:
•Salary continuation for a period of 18 months at his then current base salary, commencing on the first payroll date on or immediately following the 30th day following his termination;
•Any accrued but unpaid bonus, including without limitation any performance-based bonus, as of the termination date, all on the same terms and at the same times as would have applied had Mr. Conroy’s employment not terminated; provided, that if at the end of the applicable period within which Mr. Conroy’s employment was

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terminated a target bonus, or any other performance-based bonus, is paid to other senior executives, a pro-rata target or other performance-based bonus shall also be paid to Mr. Conroy at the same time but no later than March 15 of the following year;
•If Mr. Conroy elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date Mr. Conroy obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;
•A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination; and
•The vesting of the then unvested equity awards granted to Mr. Conroy (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months.
In connection with a change of control, Mr. Conroy would become entitled to receive the following:
•In the event of termination by the Company without cause or by Mr. Conroy for good reason, within 12 months before, or if Mr. Conroy remains employed with the Company on, the effective date of a change of control, a lump-sum payment equal to 24 months of base salary and his pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to Mr. Conroy in connection with the termination of his employment by the Company without cause or by Mr. Conroy for good reason within the 12 months preceding a change of control would be credited against any such lump-sum payment;
•Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plans, or other equity awards), subject to Mr. Conroy’s agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the change of control at Mr. Conroy’s then current base salary;
•In the event Mr. Conroy’s employment is terminated by the Company without cause or by him for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company’s Board of Directors, Mr. Conroy will be deemed to remain an employee for purposes of the incentive plan to which he is entitled to participate under his employment agreement (the “Long Term Incentive Plan”, described below) as of the effective date of the change of control and will receive a full payout under the Long Term Incentive Plan as described in his employment agreement as though he remained an employee of the Company as of the effective date of such change of control; and
•A tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above. At this time, our Board of Directors does not intend to provide any additional tax gross-up payments to employees it may hire in the future.
Pursuant to his 2009 employment agreement, Mr. Conroy is entitled to receive a Long Term Incentive Plan cash bonus upon a change of control. The bonus is based on the equity value of the Company at the time of the change of control. The bonus will equal 1.00% of such equity value if such equity value is between $100 million to $500 million, plus an additional 0.50% of such equity value for each incremental $50 million in such equity value above $500 million and below $1 billion, plus an additional 0.25% of such equity value for each incremental $50 million in such equity value above $1 billion and below $2 billion.
Elliott, Orville, Cunningham, and Baranick Employment Agreements
Under their employment agreements, Mr. Elliott, Mr. Orville, Mr. Cunningham, and Mr. Baranick would, upon termination without “cause,” resignation for “good reason” or certain “change of control” events (in each case as defined in their respective agreements), receive certain benefits, as described below.
The employment agreements with each of our NEOs, except for Mr. Elliott, provide that the Company shall reduce these amounts in order to prevent any payments from being non-deductible under section 280G of the Code or subject to excise tax under Code section 4999.

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Under their employment agreements, upon termination without cause or resignation for good reason, Mr. Elliott, Mr. Orville, Mr. Cunningham, and Mr. Baranick would become entitled to receive the following:
•Salary continuation for a period of 12 months at the executive’s then current base salary, commencing on the first payroll date on or immediately following the 60th day (the 30th day with respect to Mr. Elliott) following termination;
•Any accrued but unpaid bonus on the same terms and at the same times as would have applied had the executive’s employment not terminated;
•If the executive elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate, except Mr. Cunningham and Mr. Baranick, who are entitled to a lump-sum cash payment equal to 12 months of premium payments for COBRA coverage;
•A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination; and
•The time-vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; provided, that, solely in respect of Mr. Cunningham and Mr. Baranick, any Performance Awards (as defined in his employment agreement) that have not become earned and payable prior to such Separation from Service (as defined in his employment agreement) will be canceled, and in respect to Mr. Orville, for purposes of Performance Awards (as defined in the applicable employment agreement), the executive will be treated as having remained in service for an additional 12 months following actual Separation from Service (as defined in the applicable employment agreement), provided that such Performance Awards will not become earned and vested solely as a result of such treatment, and the vesting and earning of all Performance Awards will remain subject to the attainment of all applicable performance goals, and such Performance Awards, if and to the extent they become earned and vested, will be payable at the same time as under the applicable award agreement.
Under our employment agreements with Mr. Elliott, Mr. Orville, Mr. Cunningham, and Mr. Baranick, all such executives would become entitled to 100% accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock, RSUs or stock purchase rights under the Company’s equity compensation plans, or other equity awards) if (1) within 12 months after a change of control, the executive is terminated by the Company (or any successor) without cause or the executive terminates the executive’s employment for good reason; (2) a change of control happens within four months after the Company terminates the executive without cause or the executive terminates the executive’s employment for good reason; or (3) solely with respect to Mr. Elliott, he remains employed by the Company (or any successor) for at least six months following a change of control. With respect to Mr. Orville, Mr. Cunningham, and Mr. Baranick, Performance Awards shall be deemed to have been fully vested and earned as of the change of control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the change of control.
With respect to Mr. Orville, Mr. Cunningham and Mr. Baranick, upon a change in control alone, the time-vesting of all outstanding equity awards will accelerate by a period of 12 months, including any Performance Awards such that if the applicable performance period is scheduled to end within 12 months following the change in control, the Performance Award shall be deemed to have been fully vested and earned as of the change in control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the change in control.
Key Defined Terms under the NEO Employment Agreements
For purposes of the employment agreements, “change in control” generally means:
•any “person” or group acting in concert (with certain exceptions) becomes the “beneficial owner” of more than 50% of the total voting power of the Company’s voting securities;
•certain changes to the composition of the Board of Directors during any 12-month period;

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•a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the voting securities of the Company continuing to represent at least 50% of the total voting power of the Company or the surviving entity after such merger or consolidation; or
•the sale or disposition by the Company of all or substantially all of the Company’s assets.
For purposes of the employment agreements, “cause” generally means the executive’s:
•willful failure or refusal to perform executive’s duties that continues for a certain period after written notice from the Company;
•willful failure or refusal to follow or comply with any Company policy, rule or procedure that continues for a certain period after written notice (except for Mr. Conroy);
•commission of any fraud or embezzlement in connection with duties or committed in the course of employment;
•gross negligence or willful misconduct with regard to the Company or any of its affiliates resulting in a material economic loss to the Company;
•conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude;
•with certain exceptions, conviction of, or plea of guilty or nolo contendere to, a misdemeanor the circumstances of which involve fraud, dishonesty or moral turpitude and that is substantially related to the circumstances of executive’s job with the Company;
•willful and material violation of any statutory or common law duty of loyalty to the Company or any of its affiliates;
•exclusion, suspension, or debarment or other ineligibility to participate in any federal or state-funded program (except for Mr. Conroy, Mr. Elliott and Mr. Orville);
•material breach of the employment agreement, the non-disclosure and invention agreement or the restrictive covenant agreement or similar arrangements;
•refusal to submit to a background check or failure to complete a background check to the Company’s satisfaction, including any past conviction, plea or guilty or nolo contendere, violation of law, exclusion, suspension, or debarment that would otherwise be grounds for cause under the employment agreement (except for Mr. Conroy, Mr. Elliott and Mr. Orville); or
•material breach of the Company’s policies prohibiting harassment, discrimination, and/or retaliation, the Company’s code of business conduct and ethics, and/or the Company’s insider trading policy (except for Mr. Conroy and Mr. Elliott).
For purposes of the employment agreements, “good reason” generally means:
•the executive’s base salary is reduced (x) in a manner that is not applied proportionately to other senior executive officers of the Company or (y) by more than 30% of the executive’s then current base salary;
•the executive’s duties, authority or responsibilities are materially reduced or are materially inconsistent with the scope of authority, duties and responsibilities of the executive’s position;
•the occurrence of a material breach by the Company of any of its obligations to the executive under the employment agreement (and for Mr. Elliott, the occurrence of such breach after a notice and cure period);
•a relocation of the executive’s principal place of employment by more than 50 miles (except for Mr. Conroy or Mr. Elliott);
•for Mr. Conroy, the Company materially violates or continues to materially violate any law or regulation contrary to the written advice of Mr. Conroy and the Company’s outside counsel to the Board of Directors and the Company fails to rectify such violation upon the written advice that such violations are taking place; or
•for Mr. Conroy, he is not nominated for election as a member of the Company’s Board of Directors at any Company annual meeting or other stockholder meeting at which Company directors are elected.

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Conditions to Receipt of Severance and Change of Control Benefits
Under Mr. Conroy’s employment agreement, the Company’s obligations to provide him with the severance benefits described above are contingent on:
•Mr. Conroy’s resignation from our Board of Directors in the event of any termination of Mr. Conroy’s employment with the Company or upon the request of our Board of Directors in connection with any change of control;
•Mr. Conroy’s delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;
•Mr. Conroy’s compliance with his Employee Confidentiality and Assignment Agreement with the Company;
•Mr. Conroy’s compliance with the 18-month non-competition covenant in his employment agreement; and
•Mr. Conroy’s compliance with the 18-month non-solicitation covenant in his employment agreement.
Under Mr. Elliott’s, Mr. Orville’s, Mr. Cunningham’s, and Mr. Baranick’s employment agreements, the Company’s obligations to provide the severance benefits described above are contingent on:
•The executive’s delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;
•In the case of Mr. Elliott, his compliance with the 12-month non-competition covenant set forth in his employment agreement, the 12-month non-solicitation covenant set forth in his employment agreement, and his Employee Confidentiality and Assignment Agreement with the Company; and
•In the case of Mr. Orville, Mr. Cunningham, and Mr. Baranick, the executive’s compliance with the Non-Disclosure and Invention Assignment Agreement with the Company and the Non-Competition, Non-Solicitation and No-Interference Agreement with the Company.
Death or Disability
In accordance with each NEO’s employment agreement, in the event of the death or disability of the executive during the executive’s employment term, the following will occur:
•The executive’s employment and the executive’s employment agreement will immediately and automatically terminate; and
•All equity awards granted to the executive, whether stock options or stock purchase rights under the Company’s equity compensation plans, or other equity awards, that are unvested at the time of termination will immediately become fully vested and exercisable upon such termination; except in the case of Mr. Cunningham and Mr. Baranick, in which case, only time-based equity awards will become fully vested.

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Equity Award Death, Disability and Retirement Policy
We maintain the Exact Sciences Corporation Equity Award Death, Disability and Retirement Policy, as amended (the “Policy”). The policy provides for equity award benefits to our employees, including our NEOs, in the event of retirement, death (including following retirement), or disability. The Policy provides benefits to our NEOs upon retirement if the applicable NEO delivers to the Company notice at least 6 months before retirement. These benefits only apply to equity awards held by the NEO that were granted at least 6 months prior to the notice. For a time-based equity award held by an NEO, the equity award will continue to vest for four years following the date of the retirement (or, if earlier, through the last vesting date of the equity award) as if the NEO had not retired. For a performance-based equity award held by an NEO, upon the retirement of the NEO, provided that at least two-thirds of the performance period applicable to the performance-based equity award have elapsed on or prior to the retirement: (1) the equity award will remain outstanding and performance-vest based on actual performance at the end of the relevant performance period and (2) a prorated portion of the equity award that becomes performance-vested pursuant to the preceding clause (1) will immediately time-vest and accordingly become fully vested. For a stock option equity award granted on or after the effective date of the Policy, upon the retirement of the NEO holding the equity award, the post-termination exercise period relating to the retirement will be 2 years after the last vesting date applicable to the equity award (or, if earlier, the original expiration date of the equity award). These retirement benefits are contingent on the compliance, by the applicable NEO, with any confidentiality, non-competition, non-solicitation or similar obligations in favor of the Company or its Subsidiaries.
For purposes of the Policy, “retirement” means that, at the time of resignation, the NEO has:
•attained age 55 and completed 15 years of service with us; or
•attained age 60 and completed 10 years of service with us.
The Policy provides certain benefits upon the death or disability of an NEO. For a time-based equity award held by an NEO, upon the death (including following retirement) or disability of the NEO, the equity award will become fully vested. For a performance-based equity award held by an NEO (other than the CEO), upon the death (including following retirement) or disability of the NEO (1) the equity award will remain outstanding and performance-vest based on actual performance at the end of the relevant performance period and (2) a prorated portion of the equity award that becomes performance-vested pursuant to the preceding clause (1) will, following the measurement and determination, immediately time-vest and accordingly become fully vested. For a performance-based equity award held by the CEO at the time of his or her death (including following retirement) or disability, the equity award will remain outstanding and (1) the performance goal(s) applicable to the equity award will be measured, and the equity award will correspondingly be determined performance-vested, if at all, based on the measurements, as if the death (including following retirement) or disability had not occurred and (2) the portion of the equity award that becomes performance-vested pursuant to the preceding clause (1) will, following the measurement and determination, immediately time-vest and accordingly become fully vested. For a stock option equity award granted on or after the effective date of the Policy, upon the death or disability of the NEO holding the equity award, the post-termination exercise period relating to the death or disability will be 2 years after the last vesting date of the equity award (or, if earlier, the original expiration date of the equity award).
The summary of the foregoing benefits under the Policy are subject to and qualified by the terms and conditions of the Policy.
Change in Control Benefits under 2010 Plan and 2019 Plan
Under both the 2010 Plan and 2019 Plan, except as otherwise specifically provided in the applicable award agreement or in an executive’s employment agreement, upon the consummation of a change in control (as defined in each of the 2010 Plan and 2019 Plan) (i) all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and the shares of our common stock then subject to such awards will be automatically substituted for the consideration payable with respect to the outstanding shares of our common stock in connection with the change in control; and (ii) the time vesting and exercisability of all outstanding awards will immediately accelerate by a period of twelve months, provided that, with respect to Performance Awards (as defined in each of the 2010 Plan and 2019 Plan), such acceleration will apply to Performance Awards such that if the applicable performance period is scheduled to end within 12 months following the Change in Control, the Performance Award will be deemed to have been fully vested and earned as of the Change in Control based upon the

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greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the Change in Control. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any such grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in each of the 2010 Plan and 2019 Plan) or terminates his or her own employment for good reason (as defined in each of the 2010 Plan and 2019 Plan) prior to the first anniversary of the consummation of the change in control: (1) all options and stock appreciation rights (“SARs”) outstanding on the date the grantee’s employment is terminated, will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to the options and SARs are subject to repurchase provisions then the repurchase provisions will immediately lapse; (2) all restricted stock awards that are not Performance Awards outstanding on the date the grantee’s employment is terminated, will become vested in full and free of all repurchase provisions; (3) all RSUs that are not Performance Awards outstanding on the date the grantee’s employment is terminated will become vested in full, and if the shares of common stock subject to such RSU are subject to repurchase provisions then such repurchase provisions will immediately lapse; (4) all other stock-based awards (as defined in each of the 2010 Plan and 2019 Plan) that are not Performance Awards will become exercisable, realizable or vested in full, and will be free of all repurchase provisions, as the case may be; and (5) all restricted stock awards, RSUs and other stock-based awards that are Performance Awards will become fully vested and earned based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the change in control.
For purposes of the 2010 Plan and the 2019 Plan, “change in control” generally means:
•any merger, consolidation or purchase of outstanding capital stock of the Company that would result in the voting securities of the Company representing less than 50% of the combined voting power of the voting securities of the Company or the surviving or acquiring entity; or
•any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction).
The PSUs granted to our NEOs in 2021, 2022 and 2023 provide that upon the consummation of a change in control (as defined in the 2019 Plan) prior to the NEO’s separation from service (as defined in the 2019 Plan), or upon a separation from service initiated by the Company or an affiliate in anticipation of the change in control and other than for cause (as defined in the 2019 Plan), and, in the case of PSUs granted to our NEOs in 2023, other than a separation from service due to death or disability, during the six-month period preceding the change in control, the PSUs will vest based upon the higher of “target” achievement or actual performance achieved through the change in control (or, in the case of PSUs granted to our NEOs in 2021 and 2022, as otherwise determined by the Human Capital Committee).
The summary of the foregoing benefits arising out of a change in control under the 2010 Plan and the 2019 Plan are subject to and qualified by the terms and conditions of all applicable award agreements and employment agreements to which our NEOs are a party, in each case, as described in this Proxy Statement.
Payments under the Exact Sciences Corporation Deferred Compensation Plan
Participants in our Company’s deferred compensation plan, including the NEOs, generally may elect to receive their account balances under the plan upon attaining an age specified by the applicable participant or upon the participant’s retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant’s remaining account balance generally would be paid to the participant in lump-sum in the event of the participant’s separation from service with us prior to retirement or in the event of death or disability. In addition, any unvested amounts in a participant’s account would vest upon the participant’s death, disability, a change in control or the participant becoming eligible for retirement under the plan.

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Perquisites
We provide limited perquisites to our NEOs, including use of a Company chartered aircraft for business or, under limited circumstances (other than in the case of our Chief Executive Officer), personal travel purposes and other benefits from time to time. In October 2020, our Board of Directors approved a Chartered Aircraft Policy (“Aircraft Policy”). The Aircraft Policy permits eligible persons, including our NEOs and non-employee directors, to use Company chartered aircraft for business or, under limited circumstances (other than in the case of our Chief Executive Officer), personal travel purposes. The Aircraft Policy requires that eligible persons, including our NEOs and non-employee directors, reimburse us for the cost, as determined under the Aircraft Policy, of their (and their guests’) flights taken for personal travel. In light of the Company’s headquarters being located in Madison, Wisconsin, which is served by a small airport with limited commercial flight options, the Company’s offices in Redwood City and San Diego, California; Zug, Switzerland; Phoenix, Arizona; Cambridge, Massachusetts; and Salt Lake City, Utah, our Chief Executive Officer’s heavy travel schedule, and security, health, and safety risks associated with our Chief Executive Officer’s and his family’s travel on commercial airlines (including as a result of the COVID-19 pandemic), our Human Capital Committee has approved an annual allowance for our Chief Executive Officer in the amount of $150,000 for use in connection with personal travel, including on Company chartered aircraft, measured pursuant to the Aircraft Policy.

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REPORT OF THE HUMAN CAPITAL COMMITTEE
The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2023, as contained in the foregoing section of this Proxy Statement. In reliance on the reviews and discussions referred to above, the Human Capital Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in this Proxy Statement.
The Human Capital Committee:
Katherine S. Zanotti, Chair
James E. Doyle
Daniel J. Levangie
Freda Lewis-Hall

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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table for 2023
The following table represents summary information regarding the compensation of each of our NEOs for the three years ended December 31, 2023 and their current positions. Any differences in total values across the tables are due to rounding.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

Kevin Conroy Chairman, President and Chief Executive Officer	2023	1,041,700		—		12,976,236	1,920,277		181,686	(4)	16,119,899
	2022	509,690	(2)	—		12,685,646	749,245	(3)	279,417		14,223,999
	2021	962,668		—		12,266,752	1,266,871		241,911		14,738,202

Jeffrey Elliott Executive Vice President and Chief Financial Officer	2023	645,800		—		2,946,870	452,661		32,350	(4)	4,077,681
	2022	315,587	(2)	—		3,352,607	198,820	(3)	3,723		3,870,737
	2021	574,391		—		2,555,635	323,956		6,319		3,460,301

Everett Cunningham(5) Executive Vice President and Chief Commercial Officer	2023	703,000		150,000	(6)	2,946,870	703,184		43,912	(4)	4,546,966
	2022	675,500		150,000	(6)	3,834,658	496,493		19,919		5,176,570
	2021	137,500		450,000	(7)	8,864,293	90,475		330,285		9,872,553

Jacob Orville Executive Vice President and General Manager, Screening	2023	537,400		—		2,631,119	460,433		39,379	(4)	3,668,331
	2022	497,233		—		1,971,780	261,047		19,119		2,749,179
	2021	477,831		—		1,865,658	224,581		18,035		2,586,104

Brian Baranick Executive Vice President and General Manager, Precision Oncology	2023	513,200		—		2,631,119	408,951		20,739	(4)	3,574,009
(1)The amounts in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. The grant date fair value of the three-year PSUs granted in 2023, assuming that the highest level of performance is achieved under the applicable performance measures, is $19,391,187, $3,770,550, $3,770,550, $3,366,546, and $3,366,546 for Mr. Conroy, Mr. Elliott, Mr. Cunningham, Mr. Orville, and Mr. Baranick, respectively. The amounts set forth in this column do not correspond to the actual value that may be recognized by our NEOs. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2023.
(2)As noted in the Compensation Discussion and Analysis to our Proxy Statement for fiscal year 2022, and at their request, the Human Capital Committee approved the issuance of RSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their base salary for 2022, which RSUs vested in eleven equal monthly installments from February 2022 through December 2022. The grant date fair value of these RSUs is reflected in the Stock Awards column. The RSUs are identified as “Salary Restricted Stock Units” under “Award Type” in the Grants of Plan-Based Awards table to the Proxy Statement for fiscal year 2022.
(3)As noted in the Compensation Discussion and Analysis to our Proxy Statement for fiscal year 2022, and at their request, the Human Capital Committee approved the issuance of PSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their bonus opportunity for 2022. The amount of the bonus PSUs that ultimately vested was equal to the percentage of the target bonus opportunity that was paid to bonus plan participants based on the achievement of corporate goals established for such plan. The grant date fair value of these PSUs is reflected in the Stock Awards column. The PSUs are identified as “Bonus Performance Share Units” under “Award Type” in the Grants of Plan-Based Awards table to the Proxy Statement for fiscal year 2022.
(4)The amounts in this column for fiscal 2023 represent (i) $19,800 for Mr. Conroy, Mr. Cunningham, and Mr. Orville, $17,867 for Mr. Elliott, and $10,249 for Mr. Baranick in matching contributions under our 401(k) plan; (ii) supplemental disability insurance premiums for each NEO; (iii) annual business credit card fee reimbursements for each NEO; (iv) travel expenses for each NEO and their guests, including $146,295 in personal travel expenses for Mr. Conroy and his guests; (v) phone expenses for Mr. Conroy, Mr. Elliott, and Mr. Orville; (vi) expenses incurred in connection with executive medical benefits for Mr. Elliott and Orville; and (vii) home security expenses for Mr. Elliott. The value of such amounts was determined based on the actual cost of such benefits to the Company.
(5)Mr. Cunningham was hired in October 2021. The salary and non-equity incentive plan compensation amounts presented for Mr. Cunningham in 2021 are prorated based on the number of days in fiscal 2021 during which he was employed with us.
(6)Represents the first installment paid in fiscal year 2022 and the second installment paid in fiscal year 2023 of an aggregate cash award equal to $300,000 made to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.
(7)Represents a one-time payment of $450,000 in respect of a signing bonus to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.

72	Exact Sciences 2024 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Grants of Plan-Based Awards in 2023
The following table sets forth all plan-based awards made to our NEOs in 2023.

Name	Award Type	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
			Board Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#) (3)	Target (#)	Maximum (#) (3)
Kevin Conroy	RSUs	2/24/2023	1/23/2023	—	—	—	—	—	—	72,572(6)	4,357,949
	PSUs	2/24/2023	1/23/2023	—	—	—	8,981	108,858	244,931	—	8,618,288
	Annual Cash Bonus			583,352	1,458,380	2,187,570	—	—	—	—	—
Jeffrey Elliott	RSUs	2/24/2023	1/23/2023	—	—	—	—	—	—	21,167(6)	1,271,078
	PSUs	2/24/2023	1/23/2023	—	—	—	1,746	21,167	47,626	—	1,675,791
	Annual Cash Bonus			154,992	387,480	581,220	—	—	—	—	—
Everett Cunningham	RSUs	2/24/2023	1/23/2023	—	—	—	—	—	—	21,167(6)	1,271,078
	PSUs	2/24/2023	1/23/2023	—	—	—	1,746	21,167	47,626	—	1,675,791
	Annual Cash Bonus			196,840	492,100	738,150	—	—	—	—	—
Jacob Orville	RSUs	2/24/2023	1/23/2023	—	—	—	—	—	—	18,899(6)	1,134,885
	PSUs	2/24/2023	1/23/2023	—	—	—	1,559	18,899	42,523	—	1,496,234
	Annual Cash Bonus			128,976	322,440	483,660	—	—	—	—	—
Brian Baranick	RSUs	2/24/2023	1/23/2023	—	—	—	—	—	—	18,899(6)	1,134,885
	PSUs	2/24/2023	1/23/2023	—	—	—	1,559	18,899	42,523	—	1,496,234
	Annual Cash Bonus			123,168	307,920	461,880	—	—	—	—	—
(1)Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to annual cash bonus opportunities for 2023. “Threshold” is based on achievement of minimum performance and “Maximum” is based on achievement of stretch performance, in each case in each of the three different categories of performance goals for the annual cash bonus program in 2023 (excluding the performance modifier metrics). The actual amounts paid to our NEOs are included in the “Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the Compensation Discussion and Analysis above.
(2)Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns relate to payout opportunities of the PSUs granted in 2023, which were granted under our 2019 Plan. All the NEOs received PSUs under our 2023 annual PSU program, which is discussed more fully in the Compensation Discussion and Analysis above.
(3)Threshold is based on achievement of threshold of the adjusted EBITDA metric (and giving effect to the 50% rTSR multiplier). Maximum is based on achievement of maximum of each the revenue metric and the adjusted EBITDA metric (and giving effect to the 150% rTSR multiplier).
(4)All RSUs were granted under our 2019 Plan.
(5)The amounts shown in this column indicate the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2023. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our NEOs.
(6)This column represents RSUs that vest in four equal annual installments beginning on February 24, 2023.

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Outstanding Equity Awards at December 31, 2023
The following table presents information about information about unexercised options and unvested RSUs and PSUs that were held by our NEOs as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kevin Conroy	102,837		13.96	02/24/24
	66,723		23.38	03/09/25
	235,388		21.68	02/23/27
	66,047		44.37	02/27/28
	34,110		92.62	02/26/29
	75,687	25,229(2)	98.18	02/14/30
					31,133(3)	2,303,219
					20,748(4)	1,534,937
					39,542(5)	2,925,317
					72,572(6)	5,368,877
							177,938(7)	13,163,853
							244,931(8)	18,119,995
Jeffrey Elliott	58,362		21.68	02/23/27
	16,700		44.37	02/27/28
	11,361		92.62	02/26/29
	9,656	3,219(2)	98.18	02/14/30
					3,972(3)	293,849
					6,225(4)	460,526
					17,102(5)	1,265,206
					21,167(6)	1,565,935
							25,801(7)	1,908,758
							47,626(8)	3,523,372
Everett Cunningham					27,505(9)	2,034,820
					23,034(5)	1,704,055
					21,167(6)	1,565,935
							34,698(7)	2,566,958
							47,626(8)	3,523,372
Jacob Orville	4,935	1,646(2)	98.18	02/14/30
					2,031(3)	150,253
					4,496(4)	332,614
					11,863(5)	877,625
					18,899(6)	1,398,148
							17,794(7)	1,316,400
							42,523(8)	3,145,852
Brian Baranick					2,712(10)	200,634
					3,458(4)	255,823
					11,863(5)	877,625
					18,899(6)	1,398,148
							17,794(7)	1,316,400
							42,523(8)	3,145,852
(1)The market value of unvested and unearned RSUs and PSUs is based on the closing price of our common stock on December 29, 2023 ($73.98). Vesting is generally subject to continued service through the vest date for each award.
(2)Represents the unvested portion of an option award granted on February 14, 2020, that vests on February 14, 2024.
(3)Represents the unvested portion of time-based RSUs granted on February 14, 2020, that vests on February 14, 2024.

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(4)Represents the unvested portion of time-based RSUs granted on February 19, 2021, vesting in four equal installments on the first, second, third and fourth annual anniversary of the grant date.
(5)Represents the unvested portion of time-based RSUs granted on February 25, 2022, vesting in four equal installments on the first, second, third and fourth annual anniversary of the grant date.
(6)Represents the unvested portion of time-based RSUs granted on February 24, 2023, vesting in four equal installments each on February 29, 2024, February 28, 2025, February 27, 2026, and February 26, 2027.
(7)Represents number of PSUs granted on February 25, 2022. These PSUs vest over a three year performance period based on the achievement of (i) milestones related to revenue and (ii) certain scientific and other business milestones. PSUs may be increased or decreased based on the Company’s TSR performance over a three-year period, relative to a peer index consisting of healthcare companies in the Russell 1000. In accordance with SEC rules, the amounts represent the maximum amounts payable in connection with such PSU awards. See the Company’s fiscal 2022 proxy statement for additional details regarding these awards. For purposes of this disclosure, this amount reflects the number of PSUs at the “maximum” level.
(8)Represents number of PSUs granted on February 24, 2023. These PSUs vest based on revenue growth for 2025 (67%) and adjusted EBITDA for 2025 (33%). PSUs may be increased or decreased based on the Company’s TSR performance over a three-year period, relative to a peer index consisting of companies that comprise the Russell 1000 Healthcare Index on the first day of the performance period, adjusted to reflect any such companies that are removed from the peer group on or before the last day of the performance period. In accordance with SEC rules, the amounts represent the maximum amounts payable in connection with such PSU awards. See the Compensation Discussion and Analysis above for additional details regarding these awards. For purposes of this disclosure, this amount reflects the number of PSUs at the “maximum” level.
(9)Represents the unvested portion of time-based RSUs granted on October 11, 2021, that vests on October 11, 2024.
(10)Represents the unvested portion of time-based RSUs granted on August 4, 2020, that vests on August 4, 2024.
2023 Option Exercises and Stock Vested Table
The following table sets forth information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2023.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Kevin Conroy	89,725	5,932,807
Jeffrey Elliott	19,223	1,223,113
Everett Cunningham	38,183	2,540,338
Jacob Orville	14,133	898,929
Brian Baranick	10,647	741,844
(1)Includes shares vesting under time-based RSUs during 2023 and shares vesting under PSUs based on the satisfaction of certain performance targets for the year ending December 31, 2023.
(2)Value realized is calculated based on the closing price of our common stock on the date of vesting.
2023 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Kevin Conroy	—	—	497,259	—	2,647,201
Jeffrey Elliott	—	—	—	—	—
Everett Cunningham	—	—	—	—	—
Jacob Orville	—	—	—	—	—
Brian Baranick	—	—	2,026	—	9,240
(1)The Company’s deferred compensation plan does not pay above-market or preferential earnings, therefore no earnings reported in this column are reported as fiscal 2023 compensation in the Summary Compensation Table.
(2)$2,113,614 was reported in prior fiscal year summary compensation tables for Mr. Conroy.

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
We maintain a non-qualified deferred compensation plan pursuant to which senior level employees, including our NEOs, may defer up to 75% of their base salary and 75% of their cash bonuses, and pursuant to which we may make matching and other contributions in our discretion. Any matching contributions made by us generally would become vested after the participant reaches one year of service, subject to earlier vesting upon death, disability, a change in control of us, or the participant becoming eligible for retirement under the plan. Consistent with past practice, we made no matching contributions in 2023. Amounts in a participant’s account are treated as invested in notional investment options based on participant election from a menu of investment options selected by us.
Potential Payments upon Termination or Change of Control
Employment Agreements
The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our NEOs under their employment agreements, assuming that each covered circumstance occurred on December 31, 2023. The amounts set forth below do not include changes in value to equity awards that, in the event of the termination of an executive’s employment, will remain open for exercise until the earlier of 2 years from the date of termination or the equity awards expiration date. Any differences in total values across the tables are due to rounding.
For further information regarding the following table, see the “Potential Benefits upon Termination or Change of Control” section of the Compensation Discussion and Analysis above.

Name and Benefit	Severance Eligible Termination* ($)		Severance Eligible Termination In Connection with a Change in Control* ($)		Change of Control** ($)		Death or Disability ($)
Kevin Conroy
Base Salary	1,562,550	(1)	2,083,400	(2)	2,083,400	(2)	—
Bonus	1,920,277	(3)	1,458,380	(4)	1,458,380	(4)	—
Long-Term Incentive Plan	—		10,000,000		10,000,000	(5)	—
Options, RSUs and PSUs	11,238,672	(6)	—		26,036,373		26,036,373
COBRA	25,495	(8)	—		—		—
Outplacement Consulting	10,000	(9)	—		—		—
Total Estimated Value (10)	14,756,994		13,541,780		39,578,153		26,036,373
Jeffrey Elliott
Base Salary	645,800	(1)	—		—		—
Options, RSUs and PSUs	2,185,665	(6)	5,999,926	(7)	—		5,999,926	(7)
COBRA	25,495	(8)	—		—		—
Outplacement Consulting	10,000	(9)	—		—		—
Total Estimated Value	2,866,960		5,999,926	(8)	—		5,999,926
Everett Cunningham
Base Salary	703,000	(1)	—		—		—
Options, RSUs and PSUs	2,994,267	(6)	8,011,738	(7)	4,135,186	(11)	5,304,810	(12)
COBRA	29,750	(8)	—		—		—
Outplacement Consulting	10,000	(9)	—		—		—
Total Estimated Value	3,737,017		8,011,738	(13)	4,135,186	(13)	5,304,810

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Name and Benefit	Severance Eligible Termination* ($)		Severance Eligible Termination In Connection with a Change in Control* ($)		Change of Control** ($)		Death or Disability ($)
Jacob Orville
Base Salary	537,400	(1)	—		—		—
Options, RSUs and PSUs	1,543,667	(6)	4,741,970	(7)	1,543,667	(11)	4,741,970	(7)
COBRA	25,495	(8)	—		—		—
Outplacement Consulting	10,000	(9)	—		—		—
Total Estimated Value	2,116,562		4,741,970	(13)	1,543,667	(13)	4,741,970
Brian Baranick
Base Salary	513,200	(1)	—		—		—
Options, RSUs and PSUs	970,544	(6)	4,715,559	(7)	1,555,651	(11)	2,732,229	(12)
COBRA	25,495	(8)	—		—		—
Outplacement Consulting	10,000	(9)	—		—		—
Total Estimated Value	1,519,239		4,715,559	(13)	1,555,651	(13)	2,732,229
*    “Severance Eligible Termination” means the executive’s termination of employment by the Company without cause or by the executive for good reason.
**    “In connection with a Change of Control” means (1) for purposes of Mr. Conroy, a Severance Eligible Termination within 12 months preceding a change of control (or, for purposes of Mr. Conroy’s Long-Term Incentive Plan benefits, a Severance Eligible Termination preceding a pending or potential change of control, (2) for all other NEOs, a Severance Eligible Termination within 4 months preceding or within 12 months following a change of control or, (3) in the case of Mr. Elliott only, the executive’s continued employment for 6 months following a change of control.
***    “Change of Control” means a change of control occurs without the executive’s termination.
(1)Represents salary continuation for a period of 18 months, in the case of Mr. Conroy, and 12 months for all other NEOs, upon a Severance Eligible Termination.
(2)Represents a single lump-sum payment equal to 24 months of Mr. Conroy’s then current base salary.
(3)Represents 2023 bonus award.
(4)Represents a pro-rata target bonus through the effective date of the change of control.
(5)Amounts represent payments due under the Long-Term Incentive Plan as set forth in Mr. Conroy’s employment agreement, assuming a change of control transaction at an equity value equal to the Company’s total market capitalization as of December 31, 2023.
(6)With respect to Mr. Cunningham and Mr. Baranick, represents the value of unvested options and RSUs held on December 31, 2023 that were scheduled to vest within 12 months of such date, based upon the closing market price of the common stock on December 29, 2023 ($73.98). With respect to Mr. Conroy, Mr. Elliott and Mr. Orville, represents the value of unvested options, RSUs, and PSUs held on December 31, 2023 that were scheduled to vest within 12 months of such date, based upon the closing market price of the common stock on December 29, 2023 ($73.98) (assuming target performance with respect to PSUs). Pursuant to Mr. Orville’s employment agreement, PSUs would vest at actual performance levels at the end of the performance period.
(7)Represents the value of unvested options, RSUs and PSUs held on December 31, 2023, accelerating and vesting in full, based upon the closing market price on December 29, 2023 ($73.98) (assuming target performance with respect to PSUs). Pursuant to Mr. Cunningham’s, Mr. Orville’s and Mr. Baranick’s employment agreements, upon a severance eligible termination in connection with a change in control, PSUs would vest at the greater of actual or target performance levels.
(8)Represents the estimated cost to the Company of paying for monthly, or in the case of Mr. Cunningham and Mr. Baranick a single lump-sum payment equal to, COBRA premiums for health and/or dental insurance for a period of 12 months.
(9)Represents a single lump-sum cash payment made towards the cost of an outplacement consulting package.
(10)Mr. Conroy’s employment agreement provides for a tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above.
(11)Represents the value of unvested options, RSUs, and PSUs held on December 31, 2023 that were scheduled to vest within 12 months of such date, based upon the closing market price of the common stock on December 29, 2023 ($73.98) (assuming target performance with respect to PSUs). Pursuant to Mr. Cunningham’s, Mr. Orville’s and Mr. Baranick’s employment agreements, upon a change in control, PSUs would vest at the greater of actual or target performance levels.
(12)Represents the value of all unvested options and RSUs held on December 31, 2023, accelerating and vesting in full, based upon the closing market price on December 29, 2023 ($73.98).
(13)The employment agreements with each NEO (other than Mr. Conroy and Mr. Elliott) provide that the Company may reduce these amounts in order to prevent any payments from being non-deductible under section 280G of the Code or subject to excise tax under Code section 4999.

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Equity Award Death, Disability and Retirement Policy
The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our NEOs under our equity award death, disability and retirement policy, assuming that each covered circumstance occurred on December 31, 2023.
For further information regarding the following table, see the “Potential Benefits upon Termination or Change of Control” section of the Compensation Discussion and Analysis above.

Name	Retirement(1)	Death/Disability(2)
Kevin Conroy	16,027,430	26,036,373
Jeffrey Elliott	4,150,342	4,670,914
Everett Cunningham	6,064,381	6,584,954
Jacob Orville	3,148,178	3,612,975
Brian Baranick	3,121,767	3,586,564
(1)Represents the value of all unvested options and RSUs held on December 31, 2023, accelerating and vesting in full, and a prorated portion of all unvested 2022 PSUs held on December 31, 2023, in each case, based upon the closing market price of the common stock on December 29, 2023 ($73.98) (assuming target performance with respect to PSUs). Pursuant to the equity award death, disability and retirement policy, PSUs would vest at actual performance levels at the end of the performance period.
(2)Represents the value of all unvested options and RSUs held on December 31, 2023, accelerating and vesting in full, and a prorated portion (except in the case of Mr. Conroy) of all unvested PSUs held on December 31, 2023, in each case, based upon the closing market price of the common stock on December 29, 2023 ($73.98) (assuming target performance with respect to PSUs). Pursuant to the equity award death, disability and retirement policy, PSUs would vest at actual performance levels at the end of the performance period.
As further described above in the “Compensation Discussion and Analysis,” NEOs are only eligible for these benefits upon death, disability or retirement. For purposes of the Policy, “retirement” means that, at the time of resignation, the NEO has: (1) attained age 55 and completed 15 years of service with us or (2) attained age 60 and completed 10 years of service with us. As of December 31, 2023, none of our NEOs were eligible for retirement benefits.
Change in Control Benefits under 2010 Plan and 2019 Plan
The following table sets forth the estimated benefits that would have been payable to the NEOs pursuant to their equity awards granted prior to the consummation of a change in control under the 2010 Plan and the 2019 Plan (as applicable) if a change in control had occurred on December 31, 2023. Any differences in total values across the tables are due to rounding.
For further information regarding the following table, see the “Potential Benefits upon Termination or Change of Control” section of the Compensation Discussion and Analysis above.

Name	Severance Eligible Termination** within six months preceding the change in control		Change in Control*		Severance Eligible Termination** within one year following the change in control
Kevin Conroy	13,904,023	(1)	19,292,061	(2)	26,036,373	(3)
Jeffrey Elliott	2,414,411	(1)	3,751,674	(2)	5,999,926	(3)
Everett Cunningham	2,706,928	(1)	5,701,195	(2)	8,011,738	(3)
Jacob Orville	1,983,330	(1)	2,941,889	(2)	4,741,970	(3)
Brian Baranick	1,983,330	(1)	2,953,873	(2)	4,715,559	(3)
* “Change in Control” means a change in control occurs without the executive’s termination.
** “Severance Eligible Termination” means the executive’s termination of employment by the Company (or the acquiring or surviving entity) without cause or by the executive for good reason. For purposes of a “Severance Eligible Termination” within six months preceding the change in control, “Severance Eligible Termination” means the executive’s termination of employment initiated by the Company or an affiliate in anticipation of the change in control and other than for cause, and in the case of PSUs granted to our NEOs in 2023, other than a separation from service due to death or disability.

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
(1)Represents the value of unvested PSUs on December 31, 2023, that will accelerate in full, based upon the closing market price of the common stock on December 29, 2023 ($73.98) (assuming target performance with respect to PSUs). Pursuant to the award agreements, PSUs would vest at the greater of actual or target performance levels as of the change in control.
(2)Represents the value of unvested options and RSUs held on December 31, 2023, that were scheduled to vest within 12 months of such date, and all unvested PSUs held on December 31, 2023, accelerating and vesting in full, based upon the closing market price of the common stock on December 29, 2023 ($73.98) (assuming target performance with respect to PSUs). Pursuant to the award agreements, PSUs would vest at the greater of actual or target performance levels as of the change in control.
(3)Represents the value of all unvested options, RSUs and PSUs held on December 31, 2023 accelerating and vesting in full, based upon the closing market price on December 29, 2023 ($73.98) (assuming target performance with respect to PSUs). Pursuant to the 2010 Plan and 2019 Plan, PSUs would vest at the greater of actual or target performance levels as of the change in control.

Exact Sciences 2024 Proxy Statement	79

EQUITY COMPENSATION PLAN INFORMATION
We maintain the following equity compensation plans under which our equity securities that have been issued or are authorized for issuance to our employees and/or directors, in each case, as amended: the 2010 Omnibus Long-Term Incentive Plan, the 2010 Employee Stock Purchase Plan, and the 2019 Plan. The following table presents information about these plans as of December 31, 2023.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 2)
Equity compensation plans approved by security holders	7,259,181	(2)	$48.91	(3)	17,880,354	(4)
Equity compensation plans not approved by security holders	155,844	(5)	$95.56	(3)	—
Total	7,415,025		$49.89		17,880,355
(1)Table does not include 97,069 shares of common stock issuable pursuant to outstanding stock options (which had a weighted average exercise price of $64.12 per share as of December 29, 2023), in each case granted under GHI’s equity compensation plan (the “GHI Plan”), which the Company assumed in connection with the acquisition of GHI in 2019. No further awards may be granted under the GHI Plan.
(2)Includes 6,225,921 outstanding RSUs.
(3)Does not reflect RSUs included in the first column because RSUs do not have an exercise price.
(4)Consists of 16,046,161 shares of common stock available for future issuance under our 2019 Plan, and 1,834,193 shares of common stock available for future issuance under our 2010 Employee Stock Purchase Plan.
(5)Includes 155,844 RSUs granted to 1,480 employees pursuant to Nasdaq Rule 5635(c) under the 2019 Plan based on the shares that were available for grant under the GHI Plan at the time the Company acquired GHI. None of these RSUs were granted to individuals employed by the Company immediately prior to the acquisition of GHI.

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CEO PAY RATIO
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation for 2023 of our median employee (excluding our CEO) and our CEO, Mr. Conroy, our Principal Executive Officer (“PEO”). The pay ratio provided below is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure.
For 2023, the median of the annual total compensation of all our employees (other than our CEO) was $145,325; and the annual total compensation of our CEO, for purposes of this pay ratio disclosure (as discussed below), was $16,145,599. As a result, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 111 to 1.
Consistent with prior years’ disclosure, we identified our median employee by (A) aggregating for each of our employees (other than our CEO) as of December 13, 2023 (our median employee determination date): (1) for permanent salaried employees, annual base salary, and solely for hourly employees, hourly rate multiplied by expected annual work schedule, including overtime (adjusted for the portion of the year actually worked for non-permanent employees); (2) target annual bonus for 2023; and (3) estimated grant date fair value of equity awards granted during 2023, and (B) ranking our employees from lowest to highest using this compensation measure. Amounts paid in currencies other than US Dollars were converted based on the average annual exchange rate as of the determination date. Initially, a different median employee had been identified, but in the process of determining that employee’s total compensation in accordance with applicable SEC rules, we recognized that there were anomalous elements in that employee’s compensation, which we believe did not reasonably reflect the annual compensation of our employees generally. Consequently, we identified an employee whose amount for the consistently applied compensation measure was very close to the initial employee, but who did not have such unusual elements.
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x), and then added the Company’s annual share of the cost of medical, dental, disability, and life insurance for the employee, resulting in annual total compensation of $145,325. For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table, adjusted as follows: to maintain consistency between the annual total compensation of our CEO and our median employee, we added the Company’s annual share of the cost of medical, dental, disability, and life insurance for our CEO (estimated at $25,700) to the amount reported in the Summary Compensation Table. This resulted in annual total compensation for purposes of determining the CEO pay ratio of $16,145,599, which exceeded the amount reported for our CEO in the Summary Compensation Table.
The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

Exact Sciences 2024 Proxy Statement	81

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing certain information, including information about the relationship between executive compensation actually paid to certain individuals by the Company and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands)(7)	Revenue (thousands)(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)(9)	(f)	(g)	(h)	(i)
2023	$16,119,899	$35,920,572	$3,966,747	$7,601,374	$80.00	$118.87	$(204,149)	$2,499,766
2022	$14,223,999	$2,387,901	$3,627,757	$950,576	$53.54	$113.65	$(623,506)	$2,084,279
2021	$14,738,202	$(2,130,755)	$4,424,914	$1,489,496	$84.16	$126.45	$(595,625)	$1,767,087
2020	$20,190,059	$31,491,863	$3,418,244	$5,633,300	$143.26	$126.42	$(823,605)	$1,491,391
(1)This column represents the amount of total compensation reported for Mr. Conroy (our Chairman, President and Chief Executive Officer) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table (“total compensation”). Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable fiscal year.
(2)This column represents the amount of “compensation actually paid” to Mr. Conroy, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Conroy during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Conroy’s total compensation for fiscal year 2023 to determine the “compensation actually paid” in fiscal year 2023:

Fiscal Year	Reported Summary Compensation Table Total for PEO(a)	Reported Summary Compensation Table Value of PEO Equity Awards(b)	Adjusted Value of Equity Awards(c)	Compensation Actually Paid to PEO
2023	$16,119,899	$(12,976,236)	$32,776,909	$35,920,572
(a)This column represents the amount of total compensation reported for Mr. Conroy for fiscal year 2023 in the “Total” column of the Summary Compensation Table. Please refer to the Summary Compensation Table in this Proxy Statement.
(b)This column represents the aggregate grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for fiscal year 2023. Please refer to the Summary Compensation Table section of this Proxy Statement for fiscal year 2023. The amount in this column is replaced with the amount reported under the Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for fiscal year 2023.
(c)This column represents an adjustment to the amounts in the “Stock Awards” column in the Summary Compensation Table in this Proxy Statement for fiscal year 2023. The adjusted amount replaces the “Stock Awards” column in the Summary Compensation Table of this Proxy Statement for Mr. Conroy to arrive at “compensation actually paid” to Mr. Conroy for fiscal year 2023. The adjusted amount is determined by adding (or subtracting, as applicable) the following for fiscal year 2023: (i) the fiscal year-end fair value of any equity awards granted in fiscal year 2023 that are outstanding and unvested as of the end of fiscal year 2023; (ii) the amount of change as of the end of fiscal year 2023 (from the end of the prior fiscal year) in the fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of fiscal year 2023; (iii) for awards that are granted and vest in fiscal year 2023, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vest in fiscal year 2023, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during fiscal year 2023, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in fiscal year 2023 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for fiscal year 2023. The amounts added or subtracted to determine the adjusted amount for fiscal year 2023 are as follows:

Fiscal Year	Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year	Fiscal Year over Fiscal Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Fiscal Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	Adjusted Value of Equity Awards
2023	$21,931,939	$7,727,696	$—	$3,117,274	$—	$—	$32,776,909
The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to (x) for RSU awards, the closing price of our common stock on the applicable measurement date, (y) for PSU awards (excluding market-conditioned (relative TSR-based) PSU awards),

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PAY VERSUS PERFORMANCE
the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date and (z) for market-conditioned PSU awards, a Monte Carlo simulation with reference to the risk free rate, dividend yield and volatility assumptions as of the applicable measurement date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date.
(3)This column represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Conroy) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable fiscal year. The names of each of the NEOs (excluding Mr. Conroy) included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2023, Jeffrey Elliott, Everett Cunningham, Jacob Orville, and Brian Baranick; (ii) for 2022, Jeffrey Elliott, Everett Cunningham, Jacob Orville, and Sarah Condella; (iii) for 2021, Jeffrey Elliott, D. Scott Coward, Graham Lidgard, Jacob Orville, and Everett Cunningham; and (iv) for 2020, Jeffrey Elliott, D. Scott Coward, Graham Lidgard, Jacob Orville, Mark Stenhouse, and Gisela Paulsen.
(4)This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Conroy) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Conroy) for fiscal year 2023 to determine the “compensation actually paid” in fiscal year 2023, using the same adjustment methodology described above in Note 2(c):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs(a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Average Non- PEO NEO Adjusted Value of Equity Awards(c)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$3,966,747	$(2,788,995)	$6,423,622	$7,601,374
(a)This column represents the average of the amounts of total compensation reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Conroy) in the “Total” column of the Summary Compensation Table in fiscal year 2023. Please refer to the Summary Compensation Table in this Proxy Statement.
(b)This column represents the average of the total amounts reported for the NEOs as a group (excluding Mr. Conroy) in the “Stock Awards” column in the Summary Compensation Table for fiscal year 2023. Please refer to the Summary Compensation Table section of this Proxy Statement for fiscal year 2023. The amount in this column is replaced with the amount reported under the Average Non-PEO NEO Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for fiscal year 2023.
(c)This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding Mr. Conroy) in the “Stock Awards” column in the Summary Compensation Table in this Proxy Statement for fiscal year 2023 determined using the same methodology described above in Note 2(c). The adjusted amount replaces the “Stock Awards” column in the Summary Compensation Table of this Proxy Statement for fiscal year 2023 for each NEO (excluding Mr. Conroy) to arrive at “compensation actually paid” to each NEO (excluding Mr. Conroy) for fiscal year 2023, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding Mr. Conroy) for fiscal year 2023. The amounts added or subtracted to determine the adjusted average adjusted amount for fiscal year 2023 are as follows:

Year	Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year	Fiscal Year over Fiscal Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Fiscal Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	Adjusted Value of Equity Awards
2023	$4,530,131	$1,410,783	$—	$482,708	$—	$—	$6,423,622
(5)Company total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2020-2021, 2020-2022, and 2020-2023), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)This column represents cumulative peer group TSR computed in accordance with Note 5. The peer group used for this purpose is the following published industry index: NASDAQ Biotechnology.
(7)This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(8)This column represents the amount of revenue reflected in the Company’s audited financial statements for the applicable fiscal year.
(9)Due to an administrative error, the calendar year 2021 entry under “Average Compensation Actually Paid to Non-PEO NEOs” was over reported. The adjusted value is reflected in this table. Due to the administrative error, the previously reported amount was $1,580,511.

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PAY VERSUS PERFORMANCE
Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Revenue;
•Company TSR as compared to a peer index consisting of healthcare companies that comprise the Russell 1000 Healthcare Index; and
•Adjusted EBITDA.
Description of the Information Presented in the Pay versus Performance Table
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance (as described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement), not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. Compensation actually paid is influenced by numerous factors, including but not limited to the timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, our mix of short-term and long-term metrics, and many other factors. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $80.00, $53.54, $84.16, and $143.26 for 2020-2023, 2020-2022, 2020-2021, and 2020, respectively. The TSR of the Company’s Peer Group (the NASDAQ Biotechnology index), assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $118.87, $113.65, $126.45, and $126.42 for 2020-2023, 2020-2022, 2020-2021, and 2020, respectively. Please see Note 5 and Note 6, above, for additional information related to the computation of Company TSR and peer group TSR, respectively.
Compensation Actually Paid and Cumulative Company TSR
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $35,920,572, $2,387,901, $(2,130,755), and $31,491,863 for 2023, 2022, 2021, and 2020, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K, was $7,601,374, $950,576, $1,489,496, and $5,633,300 for 2023, 2022, 2021, and 2020, respectively. The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $80.00, $53.54, $84.16, and $143.26 for 2020-2023, 2020-2022, 2020-2021, and 2020, respectively. Please see Note 5 above for additional information related to the computation of Company TSR.

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Compensation Actually Paid and Company Net Income
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $35,920,572, $2,387,901, $(2,130,755), and $31,491,863 for 2023, 2022, 2021, and 2020, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K, was $7,601,374, $950,576, $1,489,496, and $5,633,300 for 2023, 2022, 2021, and 2020, respectively. The Company’s net income, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable fiscal year, was $(204,149,000), $(623,506,000), $(595,625,000), and $(823,605,000) for 2023, 2022, 2021, and 2020, respectively.
Compensation Actually Paid and Company Revenue
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $35,920,572, $2,387,901, $(2,130,755), and $31,491,863 for 2023, 2022, 2021, and 2020, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K, was $7,601,374, $950,576, $1,489,496, and $5,633,300 for 2023, 2022, 2021, and 2020, respectively. The Company’s revenue, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable fiscal year, was $2,499,766,000, $2,084,279,000, $1,767,087,000, and $1,491,391,000 for 2023, 2022, 2021, and 2020, respectively.

Exact Sciences 2024 Proxy Statement	85

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of April 15, 2024 by:
•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each NEO included in the Summary Compensation Table above;
•each of our directors;
•each person nominated to become a director; and
•all executive officers, directors, and nominees as a group.
Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 5505 Endeavor Lane, Madison, Wisconsin 53719. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.
Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to RSU awards expected to vest within 60 days of April 15, 2024 and options which may be exercised within 60 days after April 15, 2024 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 15, 2024 is based upon 183,850,124 shares outstanding on that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Issued Shares		Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percentage of Common Stock Outstanding
Directors and Named Executive Officers
Brian Baranick	13,625	(2)	—	13,625	*
Michael Barber (Nominee)	—		—	—	*
Paul Clancy	14,701		—	14,701	*
Kevin Conroy	1,327,420	(3)	503,184	1,830,604	1.0%
D. Scott Coward	49,187	(4)	27,836	77,023	*
Everett Cunningham	46,750	(5)	—	46,750	*
James Doyle	50,110		—	50,110	*
Jeffrey Elliott	12,518	(6)	99,298	111,816	*
Pierre Jacquet	23,576		—	23,576	*
Daniel Levangie	22,975		3,340	26,315	*
Freda Lewis-Hall	19,688		—	19,688	*
Jacob Orville	15,440	(7)	6,581	22,021	*
Shacey Petrovic	17,562	(8)	—	17,562	*
Timothy Scannell	5,694		—	5,694	*

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Issued Shares	Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percentage of Common Stock Outstanding
Kathleen Sebelius	24,999	—	24,999	*
Katherine Zanotti	64,629	—	64,629	*
All directors, nominees and executive officers as a group (18 persons)	1,796,695	695,812	2,492,507	1.4%
Shareholders
The Vanguard Group(9)	17,559,751	—	17,559,751	9.6%
JPMorgan Chase & Co.(10)	17,342,002	—	17,342,002	9.4%
ARK Investment Management LLC(11)	16,040,490	—	16,040,490	8.7%
BlackRock, Inc.(12)	11,103,191	—	11,103,191	6.0%
Wellington Management Group LLP(13)	10,536,759	—	10,536,759	5.7%
*Less than one percent.
(1)Represents shares of our common stock issuable pursuant to option, RSU, and deferred stock unit awards exercisable or issuable within 60 days of April 15, 2024. Does not include shares of stock issuable pursuant to option, RSU, and deferred stock unit awards not exercisable or issuable within 60 days of April 15, 2024, or shares of common stock issuable on April 30, 2024 upon purchase pursuant to the Company's 2010 Employee Stock Purchase Plan. The number of shares to be purchased on April 30, 2024 pursuant to the Company's 2010 Employee Stock Purchase Plan was indeterminable as of April 15, 2024.
(2)Includes 454 shares held through our 401(k) plan.
(3)Includes 27,924 shares held through our 401(k) plan and 145,347 shares held in grantor retained annuity trusts in respect of which Mr. Conroy is the trustee and holds sole voting and investment power.
(4)Includes 4,694 shares held through our 401(k) plan.
(5)Includes 571 shares held through our 401(k) plan.
(6)Includes 1,585 shares held through our 401(k) plan.
(7)Includes 1,117 shares held through our 401(k) plan.
(8)Includes 7,095 shares held in a trust in respect of which Ms. Petrovic is a trustee and holds shared voting and investment power.
(9)The Vanguard Group, a Pennsylvania corporation (“Vanguard”), has the sole power to vote or to direct the vote of 0 shares, the shared power to vote or to direct the vote of 125,252 shares, the sole power to dispose or to direct the disposition of 17,156,979 shares, and shared power to dispose or to direct the disposition of402,772 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information has been obtained from Amendment No. 11 to Schedule 13G filed by Vanguard with the SEC on February 13, 2024.
(10)JPMorgan Chase & Co, a Delaware corporation (“JPM”), has the sole power to vote or to direct the vote of 16,348,081 shares, the shared power to vote or to direct the vote of 10,068 shares, the sole power to dispose or to direct the disposition of 17,337,242 shares, and shared power to dispose or to direct the disposition of 1,774 shares. The principal address of JPM is 383 Madison Avenue, New York, NY 10179. This information has been obtained from Amendment No. 1 to the Schedule 13G filed by JPM with the SEC on January 23, 2024.
(11)ARK Investment Management LLC, a Delaware limited liability company (“ARK”) has the sole power to vote or to direct the vote of 14,979,193 shares, the shared power to vote or to direct the vote of 737,931 shares, the sole power to dispose or to direct the disposition of 16,040,490 shares, and shared power to dispose or to direct the disposition of 0 shares. The principal address of ARK is 200 Central Avenue, St. Petersburg, FL 33701. This information has been obtained from Amendment No. 1 to the Schedule 13G filed by ARK with the SEC on February 10, 2023.
(12)BlackRock, Inc., a Delaware corporation (“BlackRock”), has the sole power to vote or to direct the vote of 9,881,073 shares, the shared power to vote or to direct the vote of 0 shares, the sole power to dispose or to direct the disposition of 11,103,191 shares, and shared power to dispose or to direct the disposition of 0 shares. The principal address of BlackRock is 55 East 52nd Street, New York, NY 10055. This information has been obtained from Amendment No. 2 to the Schedule 13G filed by BlackRock with the SEC on January 29, 2024.
(13)Wellington Management Group LLP, a Massachusetts limited liability partnership (“Wellington”), beneficially owns these shares directly and through its subsidiaries, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. Wellington has the sole power to vote or to direct the vote of 0 shares, the shared power to vote or to direct the vote of 9,560,255 shares, the sole power to dispose or to direct the disposition of 0 shares, and shared power to dispose or to direct the disposition of 10,536,759 shares. The principal address of Wellington is 280 Congress Street, Boston, MA 02210. This information has been obtained from Amendment No. 2 to the Schedule 13G filed by Wellington with the SEC on February 14, 2024.

Exact Sciences 2024 Proxy Statement	87

SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2023.
OTHER BUSINESS
Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

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QUESTIONS AND ANSWERS
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about April 25, 2024, we will mail to our shareholders of record as of April 15, 2024 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2023 Annual Report. All shareholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.
What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How do I receive a paper copy of the materials?
If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.
What is a proxy?
Our Board of Directors is asking for your proxy. This means you authorize persons selected by us to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the shareholder’s specific voting instructions.
What items will be voted on at the Annual Meeting?
There are three proposals scheduled to be voted on at the Annual Meeting:
•To elect the three nominees to our Board of Directors nominated by our Board of Directors to serve for a one-year term;
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024; and
•To approve, on an advisory basis, the compensation of our named executive officers.
Our Board of Directors is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders may vote any shares represented by proxy in their discretion.
What are our Board of Directors’ voting recommendations?
Our Board of Directors recommends that you vote your shares:
•FOR the three nominees to our Board of Directors nominated by our Board of Directors to serve for a one-year term;

Exact Sciences 2024 Proxy Statement	89

QUESTIONS AND ANSWERS
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024; and
•FOR the approval of the advisory vote on executive compensation;
When is the record date and who is entitled to vote?
Our Board of Directors set April 15, 2024 as the record date. Holders of record of shares of our common stock as of the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. At the close of business on the record date, there were 183,850,124 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to our shareholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the Annual Meeting for at least 10 days before the Annual Meeting during ordinary business hours at our principal executive offices located at 5505 Endeavor Lane, Madison, Wisconsin 53719. Any shareholder who wishes to inspect the shareholder list for any purpose germane to the Annual Meeting may call our Investor Relations department at 1-608-535-8815 to schedule an appointment.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The Annual Meeting webcast will begin promptly at 10:00 a.m. Central Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin shortly before the Annual Meeting on June 13, 2024.
What is a shareholder of record?
A shareholder of record or registered shareholder is a shareholder whose ownership of Exact Sciences shares is reflected directly on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC. If you hold shares through an account with a bank, broker, or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker, or similar organization. We only have access to ownership records for the registered shares. If you are not a shareholder of record, we will require additional documentation to evidence your share ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank, or other nominee, or a copy of your notice or voting instruction card. As described below, if you are not a shareholder of record, you will not be able to vote your shares unless you have a proxy from the shareholder of record authorizing you to vote your shares.
How do I vote my shares without attending the Annual Meeting?
We recommend that shareholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a shareholder of record, there are three ways to vote by proxy:
•By telephone. You can vote by calling 1-800-690-6903 with the control number included on the Notice or proxy card.
•By Internet. You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card.
•By mail. You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on June 12, 2024.
If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted.

90	Exact Sciences 2024 Proxy Statement

QUESTIONS AND ANSWERS
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any shareholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/EXAS2024. If you were a shareholder as of the record date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/EXAS2024.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/EXAS2024 on the day of the Annual Meeting.
•Webcast starts at 10:00 a.m. Central Time.
•You will need your 16-Digit Control Number to enter the Annual Meeting.
•Shareholders may submit questions while attending the Annual Meeting via the Internet. Shareholders may also submit questions in advance of the Annual Meeting via email at the following email address: investorrelationsinbox@exactsciences.com.
•Webcast replay of the Annual Meeting will be available until June 13, 2025.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page. To minimize the risk of technical difficulties, we recommend voting ahead of time by proxy even if you plan to attend the Annual Meeting.
How can I change or revoke my vote?
You may change or revoke your vote as follows:
•Shareholders of record. You may change or revoke your vote by submitting a written notice of revocation to Exact Sciences Corporation c/o Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 or by submitting another vote on or before June 12, 2024. You may also change your vote by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time, on June 12, 2024 or by attending the Annual Meeting and voting again.
•Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.
What happens if I do not give specific voting instructions?
Shareholders of record. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

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QUESTIONS AND ANSWERS
Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”
What ballot measures are considered “routine” or “non-routine?”
The election of directors (“Proposal 1”) and the advisory vote on the compensation paid to our executive officers (“Proposal 3”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 3.
The ratification of the appointment of PwC as our independent registered public accounting firm for 2024 (“Proposal 2”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2.
What is the quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the Annual Meeting. This is called a quorum.
What is the voting requirement to approve each of the proposals?
The following are the voting requirements for each proposal:
•Proposal 1, Election of Directors. Under our By-laws, each director is elected by the vote of the majority of the votes cast with respect to that director’s election in an uncontested election. Under our Corporate Governance Guidelines, a director who fails to receive the required number of votes for re-election in an uncontested election is required, within five days following the certification of the shareholder vote, to tender his or her written resignation to the Chairman of the Board of Directors for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation and the Board will act on the tendered resignation, taking into account such recommendation, and publicly disclose (by a Form 8-K with the SEC) its decision regarding the tendered resignation within 75 days from the date of the shareholder meeting. The Corporate Governance and Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any director who tenders his or her resignation as described above will not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. Under our By-laws, directors shall be elected by a plurality of the votes cast in a contested election. Because no persons other than the incumbent directors have been nominated for election at the Annual Meeting, the majority vote provisions will apply.
•Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of our Audit and Finance Committee’s appointment of PwC as our independent registered public accounting firm for 2024 will be approved if a majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.
•Proposal 3, Advisory Vote on Executive Compensation. The compensation paid to our named executive officers will be considered approved if a majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.
How are abstentions and broker non-votes treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the Annual Meeting and, therefore, will have no effect on Proposals 1 and 3. We expect no broker non-votes on Proposal 2 and abstentions will have no effect on Proposal 2.

92	Exact Sciences 2024 Proxy Statement

QUESTIONS AND ANSWERS
Who pays for solicitation of proxies?
We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers, and other employees, without compensation, may solicit proxies personally or by telephone, facsimile, and email.
Where can I find the voting results of the annual meeting?
We will announce preliminary or final voting results at the Annual Meeting and publish final results in a Form 8-K filed with the SEC within four business days following the Annual Meeting.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2025 annual meeting of shareholders?
Requirements for shareholder proposals to be considered for inclusion in the Company’s proxy materials. Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2025 annual meeting of shareholders must be received no later than December 26, 2024. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719.
Requirements for shareholder nominations using proxy access to be brought before the 2025 annual meeting of shareholders. A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to the greater of two directors or 20% of our Board (rounded down to the nearest whole number), provided that the shareholder(s) and nominee(s) satisfy the requirements in our By-laws. Notice of proxy access director nominees must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 not earlier than the close of business on January 14, 2025 and not later than the close of business on February 13, 2025. In addition, your notice must set forth the information required by our By-laws with respect to each director nomination.
Requirements for shareholder nominations (other than through proxy access) or proposals to be brought before the 2025 annual meeting of shareholders. Notice of any director nomination (other than through proxy access as described above) or other proposal that you intend to present at the 2025 annual meeting of shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2025 annual meeting of shareholders, must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 not earlier than the close of business on February 13, 2025 and not later than the close of business on March 15, 2025. In addition, your notice must set forth the information required by our By-laws with respect to each director nomination or other proposal that you intend to present at the 2025 annual meeting of shareholders.
Universal proxy requirements. In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025.

Exact Sciences 2024 Proxy Statement	93

APPENDIX A
Adjusted EBITDA Reconciliation

	Twelve Months Ended December 31,
(In thousands)	2023	2022	2021
Net loss	$(204,149)	$(623,506)	$(595,625)
Interest expense (1)	19,447	19,634	18,606
Depreciation and amortization	206,608	197,558	180,346
Income tax (benefit) expense	2,403	(9,064)	(246,881)
EBITDA	24,309	(415,378)	(643,554)
Stock-based compensation(2)	271,218	239,092	260,950
Investment loss (income)	(32,713)	19,425	(31,778)
Acquisition and integration costs(3)	(11,762)	(53,297)	140,645
Reduction-in-force severance(4)	907	33,499	—
Impairment of long-lived assets(5)	621	15,969	20,210
(Gain) loss on sale of asset and divestiture related costs(6)	(74,833)	17,309	—
Legal Settlement(7)	36,186	—	10,064
Restructuring(8)	4,837	—	—
Adjusted EBITDA	$218,770	$(143,381)	$(243,463)
(1)Interest expense for the twelve months ended December 31, 2023 includes a $10.3 million net gain recorded on the settlement of convertible notes. This gain represents the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of the exchange.
(2)Represents stock-based compensation expense and 401(k) match expense. The Company matches a portion of Exact Sciences employees' contributions annually in the form of the Company's common stock.
(3)Represents acquisition and related integration costs incurred as a result of the Company's business combinations. Acquisition costs represent legal and professional fees incurred to execute the transaction. Acquisition costs for the twelve months ended December 31, 2023 and 2022 relate to the acquisitions of Resolution Bioscience, Inc. and PreventionGenetics, LLC, and were not significant. Acquisition costs for the twelve months ended December 31, 2021 primarily relate to the acquisition of Thrive Earlier Detection Corporation (“Thrive”) of $10.3 million. Integration-related costs represent expenses incurred outside regular business operations, specifically relating to the integration of businesses acquired through a business combination. This includes any gain or loss on contingent consideration liabilities, severance and accelerated vesting of stock awards, and professional services. The remeasurement of the contingent consideration liabilities resulted in a gain $18.0 million and $56.6 million for the twelve months ended December 31, 2023 and 2022, respectively, and a loss of $6.4 million for the twelve months ended December 31, 2021, respectively. The Company also incurred severance costs and professional service fees which were not significant for the three and twelve months ended December 31, 2023 and 2022. The Company incurred stock-based compensation including the incremental fair value of assumed stock awards and accelerated vesting from post-acquisition qualified termination events of $108.2 million and other severance and professional service fees of $15.7 million for the twelve months ended December 31, 2021, which was primarily related to the acquisition of Thrive. The majority of the professional service fees relate to the integration of information technology systems.
(4)The Company took proactive measures to address the impact of inflation and market volatility, and also simplify the organizational structure and prioritize programs that will have the greatest impact on improving cancer care. This resulted in a reduction of the Company's workforce in the second and fourth quarters of 2022, and international operations were impacted in the first quarter of 2023. The adjustment to EBITDA represents personnel expenses incurred as a result of these proactive measures, a majority of which includes severance and accelerated stock-based compensation expense.
(5)Represents impairment charges on the Company’s long-lived assets. For the twelve months ended December 31, 2023, the Company recorded insignificant impairments to building leases that were vacated during the year. For the twelve months ended December 31, 2022, the Company recorded insignificant impairments to building leases at certain of its domestic locations and impairment charges on an acquired developed technology intangible asset and a supply agreement intangible asset. For the twelve months ended December 31, 2021, the Company recorded an impairment charge on a supply agreement intangible asset.
(6)Relates to the sale of the intellectual property and know-how related to the Oncotype DX Genomic Prostate Score® ("GPS") test to MDxHealth SA ("MDxHealth") in August 2022. For the twelve months ended December 31, 2022, this represents the loss on the sale of $13.2 million, $1.8 million in one-time termination benefits including severance and accelerated vesting of stock awards, and $2.3 million in legal and professional service fees incurred in the execution of the sale. In August 2023, the Company and MDxHealth executed the Second Amendment to the Asset Purchase Agreement related to the sale of the GPS test, resulting in additional charges. For the twelve months ended December 31, 2023, this represents a gain of $3.1 million from additional cash and equity consideration received, a $73.3 million contingent consideration gain, and $1.6 million in legal and professional service fees.
(7)The Company reached settlements with the counterparties related to the Medicare Date of Service Rule Investigation ("DOS Rule Matter") and the Federal Anti-Kickback Statute and False Claims Act qui tam lawsuit during the third quarter of 2023. The Company previously accrued $10 million in the third quarter of 2021 related to the DOS Rule Matter, and made incremental accruals in the first and second quarters of 2023 based on the Company's best estimates of the probable loss on these matters.
(8)Includes costs associated with the consolidation of operations related to the closure of one of the Company's domestic laboratory facilities. For the twelve months ended December 31, 2023, this includes severance of $4.1 million and accelerated stock-based compensation expense of $0.7 million.

94	Exact Sciences 2024 Proxy Statement

APPENDIX A
Core Revenue Reconciliation

	GAAP
	Twelve Months Ended December 31,
	2023	2022	% Change
Screening	$1,864,701	$1,424,703	31%
Precision Oncology	629,110	601,488	5%
COVID-19 Testing	5,955	58,088	(90)%
Total	$2,499,766	$2,084,279	20%

	Non-GAAP
	Twelve Months Ended December 31,
	2023 (1)	2022 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$1,864,701	$1,424,703	31%	$—	$1,864,701	31%
Precision Oncology	619,948	574,012	8%	(1,228)	618,720	8%
Total	$2,484,649	$1,998,715	24%	$(1,228)	$2,483,421	24%
(1)Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate test, and the Resolution Bioscience acquisition.
(2)Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.
(3)Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, the impact of foreign currency exchange rate fluctuations, and the Resolution Bioscience acquisition.
Free Cash Flow Reconciliation

	Twelve Months Ended December 31,
	2023	2022
Net cash provided by (used in) operating activities	$156,119	$(223,559)
Net cash provided by investing activities	49,679	74,066
Net cash provided by financing activities	159,766	76,485
Effects of exchange rate changes on cash and cash equivalents	1,321	30
Net increase (decrease) in cash, cash equivalents and restricted cash	366,885	(72,978)
Cash, cash equivalents and restricted cash, beginning of period	242,790	315,768
Cash, cash equivalents and restricted cash, end of period	$609,675	$242,790
Reconciliation of free cash flow:
Net cash provided by (used in) operating activities	$156,119	$(223,559)
Purchases of property, plant and equipment	(124,190)	(214,462)
Free cash flow	$31,929	$(438,021)

Exact Sciences 2024 Proxy Statement	95

SCAN TO VIEW MATERIALS & VOTE

EXACT SCIENCES CORPORATION
5505 ENDEAVOR LANE
MADISON, WI 53719
ATTN: LEGAL DEPARTMENT

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 12, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 10, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EXAS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 12, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 10, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38207-P09438-Z87223 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXACT SCIENCES CORPORATION

The Board of Directors recommends you vote FOR the following nominees in proposal 1:

1. To elect three members of the Board of Directors to serve for one-year terms as Class III Directors.

Nominees:	For	Against	Abstain
1a. Michael Barber	☐	☐	☐
1b. Paul Clancy	☐	☐	☐
1c. Daniel Levangie	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V38208-P09438-Z87223

EXACT SCIENCES CORPORATION
Annual Meeting of Shareholders
June 13, 2024 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kevin T. Conroy and James Herriott together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Exact Sciences Corporation to be held via live webcast at www.virtualshareholdermeeting.com/EXAS2024 on Thursday, June 13, 2024, 10:00 AM Central Time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side